Exhibit 1



                                ECI Telecom Ltd.

                                  Consolidated
                              Financial Statements
                             As at December 31, 2002

                                                                ECI Telecom Ltd.

Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------


Contents

                                                                           Page


Report of Independent Accountants


Consolidated Balance Sheets at
 December 31, 2002 and 2001                                                  3


Consolidated Statements of Operations for the Years
 ended December 31, 2002, 2001 and 2000                                      4


Statements of Other Comprehensive Income (Loss) for the
 Years ended December 31, 2002, 2001 and 2000                                5


Statement of Changes in Shareholders' Equity for the
 Years ended December 31, 2002, 2001 and 2000                                6


Consolidated Statements of Cash Flows for the
 Years ended December 31, 2002, 2001 and 2000                                9


Notes to the Consolidated Financial Statements                              12

Report of Independent Accountants
To the Board of Directors and Shareholders of ECI Telecom Ltd.

We have audited the accompanying consolidated balance sheets of ECI Telecom Ltd. ("the Company") and its subsidiaries at December 31, 2002 and 2001, consolidated statements of operations, comprehensive income (loss), changes in shareholders' equity and consolidated cash flows for each of the years in the three-year period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's Board of Directors and management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We did not audit the financial statements of certain consolidated subsidiaries, whose assets constitute approximately 6.4% and 10.8% of total consolidated assets at December 31, 2002 and 2001 respectively and whose revenues constitute approximately 7.3%, 5.5% and 9.1% of consolidated revenues for the years ended December 31, 2002, 2001 and 2000, respectively. Those financial statements were audited by other auditors whose reports thereon have been furnished to us. Our opinion expressed herein, insofar as it relates to the amounts included for the above-mentioned subsidiaries, is based solely upon the reports of the other auditors. Furthermore, the data included in the financial statements relating to the net asset value of the Company's investments in affiliates and to its equity in their operating results, is based on the financial statements of such affiliates, some of which were audited by other auditors.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Board of Directors and management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other accountants provide a reasonable basis for our opinion.

In our opinion, based upon our audits and the reports of the other accountants referred to above, the aforementioned financial statements present fairly, in all material respects, the financial position of the Company and its subsidiaries at December 31, 2002 and 2001, and the results of their operations, comprehensive income (loss), changes in shareholders' equity and their cash flows for each of the years in the three-year period ended December 31, 2002, in conformity with generally accepted accounting principles in the United States of America.

As discussed in Note 1.U.1. effective January 1, 2002, the Company applied the provisions of SFAS 142 "Goodwill and Other Intangible Assets".

/s/ Somekh Chaikin

Somekh Chaikin
Certified Public Accountants (Israel)
A member of KPMG International
February 11, 2003

                                                                ECI Telecom Ltd.

Consolidated Balance Sheet as at December 31
--------------------------------------------------------------------------------

                                                                         2002             2001
                                                               --------------   --------------
                                                        Note   $ in thousands   $ in thousands
                                                    --------   --------------   --------------
Assets

Current assets
Cash and cash equivalents                               17A           356,649          226,192
Short-term investments                                2,17B             6,840            7,126
Receivables:
 Trade                                                  17C           207,315          301,524
 Other                                                  17D            24,194           61,655
Prepaid expenses                                                        4,349            9,839
Recoverable costs and estimated
 earnings - not yet billed                                             13,690           30,368
Inventories                                               3           149,747          274,640
Assets - discontinuing operations                        21            20,648               --
                                                                   ----------       ----------

Total current assets                                                  783,432          911,344
                                                                   ----------       ----------

Long-term bank deposits and receivables, net of
 current maturities                                       4           132,173          166,690
                                                                   ----------       ----------

Investments                                               5            42,985           36,541
                                                                   ----------       ----------


Property, plant and equipment                             6
Cost                                                                  278,159          323,891
Less - accumulated depreciation                                       139,572          141,543
                                                                   ----------       ----------

                                                                      138,587          182,348
                                                                   ----------       ----------

Software development costs, net                           7            20,082           27,086
                                                                   ----------       ----------

Goodwill and other intangible assets, net                 8            21,045           75,628
                                                                   ----------       ----------

Other assets                                            15F            16,795           17,290
                                                                   ----------       ----------

Total assets                                                        1,155,099        1,416,927
                                                                   ==========       ==========

/s/ David Ball                             /s/ Doron Inbar
--------------------------------           -------------------------------------
David Ball                                 Doron Inbar
Chairman of the Board                      President and Chief Executive Officer

February 11, 2003

                                                                ECI Telecom Ltd.

--------------------------------------------------------------------------------

                                                                         2002             2001
                                                               --------------   --------------
                                                        Note   $ in thousands   $ in thousands
                                                    --------   --------------   --------------
Liabilities and Shareholders' Equity

Current liabilities
Short-term credits                                    9A, 17E         230,012          120,030
Trade payables                                                         41,221           79,776
Other payables and accrued liabilities                    17F         133,826          180,780
Liabilities - discontinued operations                      21          12,148             --
                                                               --------------   --------------
Total current liabilities                                             417,207          380,586
                                                               --------------   --------------

Long-term liabilities
Loans                                                      9A            --            200,000
Other liabilities                                          9B           8,379           11,573
Liability for employee severance benefits, net             10          26,357           28,338
                                                               --------------   --------------

Total long-term liabilities                                            34,736          239,911
                                                               --------------   --------------

Total liabilities                                                     451,943          620,497
                                                               --------------   --------------

Minority interests                                                     56,756           41,574
                                                               --------------   --------------

Commitments and contingencies                              11

Shareholders' equity                                       12
Share capital                                                           6,152            5,873
Capital surplus                                                       658,425          656,614
Accumulated other comprehensive income (loss)                          (1,832)           1,800
Retained earnings (deficit)                                           (16,345)         173,567
                                                               --------------   --------------
                                                                      646,400          837,854
Treasury stock                                                             --          (82,998)
                                                               --------------   --------------
Total shareholders' equity                                            646,400          754,856
                                                               --------------   --------------


Total liabilities and shareholders' equity                          1,155,099        1,416,927
                                                               ==============   ==============


The accompanying notes are an integral part of the financial statements.

                                                                ECI Telecom Ltd.

Consolidated Statements of Operations for the Year Ended December 31
--------------------------------------------------------------------------------

                                                                                   2002            2001            2000
                                                                            -----------    ------------     -----------
                                                                   Note       $ in thousands, except per share amounts
                                                              ---------     -----------    ------------     -----------
Revenues                                                            17G         646,211         891,395       1,058,813
Cost of revenues                                                    17H         377,513         621,582         649,064
Royalties to the government                                                      10,272          14,523          20,601
Inventory write-off                                             20; 17H           7,446          99,163           9,322
                                                                            -----------    ------------     -----------
Gross profit                                                                    250,980         156,127         379,826

Research and development costs, net                                 17I          93,097         123,467         132,210
Selling and marketing expenses                                      17J         115,241         138,990         182,832
General and administrative expenses                                 17K          92,056          78,204          77,792
Amortization of acquisition-related intangible assets                19           1,760          10,187          12,174
Impairment of assets                                                 20           1,525          96,526          22,968
Liability for royalties payable to the Chief Scientist             11C3            --             8,394            --
Restructuring and spin off expenses                                  20            --            19,381          24,413
Purchase of in process research and development                      19            --               916          20,500
                                                                            -----------    ------------     -----------
Operating loss                                                                  (52,699)       (319,938)        (93,063)

Financial expenses                                                  17L         (18,375)        (26,876)         (9,477)
Financial income                                                    17L          24,564          32,242          24,333
Other income (expenses) - net                                       17M         (13,297)        (32,201)         34,840
                                                                            -----------    ------------     -----------
Loss from continuing operations before
 taxes on income                                                                (59,807)       (346,773)        (43,367)
Taxes on income                                                      15          (8,812)            315              63
                                                                            -----------    ------------     -----------
Loss from continuing operations after
 taxes on income                                                                (68,619)       (346,458)        (43,304)
Company's equity in results of
 investee companies, net                                                         (3,055)           (983)         (1,540)
Minority interest in income of a subsidiary,
 net of taxes                                                                    (6,045)         (2,621)         (1,665)
                                                                            -----------    ------------     -----------
Loss from continuing operations                                                 (77,719)       (350,062)        (46,509)

Cumulative effect of accounting change, net of taxes                 1U            (550)          1,703         (22,109)
Discontinued operations:
Loss on discontinued operations, net                                 21         (77,416)        (64,017)        (22,792)
                                                                            -----------    ------------     -----------
Net loss                                                                       (155,685)       (412,376)        (91,410)
                                                                            ===========    ============     ===========
Loss per share 17O Basic and diluted loss per share for:
   Continuing operations                                                          (0.74)          (3.77)          (0.50)
   Discontinued operations                                                        (0.73)          (0.69)          (0.27)
   Cumulative effect of accounting change, net                                    (0.01)           0.02           (0.23)
                                                                            -----------    ------------     -----------
Net loss                                                                          (1.48)          (4.44)          (1.00)
                                                                            ===========    ============     ===========


The accompanying notes are an integral part of the financial statements.

                                                                ECI Telecom Ltd.

Consolidated Statements of Comprehensive Income (Loss)for the Year Ended December 31
--------------------------------------------------------------------------------

                                                                         2002             2001             2000
                                                               --------------   --------------   --------------
                                                               $ in thousands   $ in thousands   $ in thousands
                                                               --------------   --------------   --------------
Net loss                                                            (155,685)         (412,376)          (91,410)
                                                               --------------   --------------   --------------
Other comprehensive income (loss):
 Cumulative effect of an accounting change, net                         --              (2,631)             --
Realization of gain (losses) on available for sale securities           --               5,229           (16,182)
Unrealized gains (losses) from change in the fair value of
 financial instruments                                                (3,632)            4,431              --
Unrealized holding gains (losses) on available for sale
 securities arising during the year, net                                --              (6,527)            6,309
                                                               --------------   --------------   --------------

Total other comprehensive income (loss)                               (3,632)              502            (9,873)
                                                               --------------   --------------   --------------

Comprehensive loss                                                  (159,317)         (411,874)         (101,283)
                                                               ==============   ==============   ===============


The accompanying notes are an integral part of the financial statements.

                                                                ECI Telecom Ltd.

Statement of Changes in Shareholders' Equity
--------------------------------------------------------------------------------

                                                                 Number          Share      Capital     Accumulated
                                                             of shares*        capital      surplus           other
                                                                                                      comprehensive
                                                                                                       income (loss)
                                                            -----------    -----------   ----------     -----------
                                                         $ in thousands, except share amounts and dividends per share
                                                         ------------------------------------------------------------
Balance at January 1, 2000                                   90,102,001          5,762      587,639          11,171

Changes during 2000 -
Net loss for the year ended December 31, 2000                      --             --           --              --

Employee stock options exercised and paid, net                  324,246             10        6,395            --

Conversion of convertible notes into share capital, net       3,400,000            101       84,049            --

Realization of gain on available for sale securities               --             --           --           (16,182)

Net unrealized gain on available for sale securities               --             --           --             6,309

Amortization of deferred compensation expenses                     --             --          2,898            --

Acquisition of Company's stock                               (1,671,227)          --           --              --

Sale of Treasury stock                                          203,887           --            825            --

Dividend**                                                         --             --           --              --
                                                            -----------    -----------   ----------     -----------
Balance at December 31, 2000                                 92,358,907          5,873      681,806           1,298
                                                            ===========    ===========   ==========     ===========

                                                                  Retained         Treasury            Total
                                                                  earnings            stock    shareholders'
                                                               (Note 15A1)                            equity
                                                               -----------      -----------      -----------
                                                       $ in thousands, except share amounts and dividends per share
                                                       ------------------------------------------------------------
Balance at January 1, 2000                                         691,188          (71,440)       1,224,320

Changes during 2000 -
Net loss for the year ended December 31, 2000                      (91,410)            --            (91,410)

Employee stock options exercised and paid, net                        --               --              6,405

Conversion of convertible notes into share capital, net               --               --             84,150

Realization of gain on available for sale securities                  --               --            (16,182)

Net unrealized gain on available for sale securities                  --               --              6,309

Amortization of deferred compensation expenses                        --               --              2,898

Acquisition of Company's stock                                        --            (48,880)         (48,880)

Sale of Treasury stock                                                --              2,830            3,655

Dividend**                                                         (13,835)            --            (13,835)
                                                               -----------      -----------      -----------
Balance at December 31, 2000                                       585,943         (117,490)       1,157,430
                                                               ===========      ===========      ===========


The accompanying notes are an integral part of the financial statements.

                                                                ECI Telecom Ltd.

-------------------------------------------------------------------------------

                                                                    Number            Share         Capital     Accumulated
                                                                of shares*          capital         surplus           other
                                                                                                              comprehensive
                                                                                                               income (loss)
                                                               -----------      -----------      ----------     -----------
                                                               $ in thousands, except share amounts and dividends per share
                                                               ------------------------------------------------------------
Balance at January 1, 2001                                      92,358,907            5,873         681,806           1,298

Changes during 2001 -
Net loss for the year ended December 31, 2001                         --               --              --              --

Cumulative effect of an accounting change, net (Note 1U(2))           --               --              --            (2,631)

Realization of gain on available for sale securities, net             --               --              --             5,229

Net unrealized loss on available for sale securities                  --               --              --            (6,527)

Amortization of deferred compensation expenses                        --               --             3,208            --

Net unrealized gain on financial instruments                          --               --              --             4,431

Sale of Treasury stock                                           1,214,642             --           (28,400)           --
                                                               -----------      -----------      ----------     -----------
Balance at December 31, 2001                                    93,573,549            5,873         656,614           1,800
                                                               ===========      ===========      ==========     ===========

                                                                    Retained         Treasury            Total
                                                                    earnings            stock    shareholders'
                                                                 (Note 15A1)                            equity
                                                                 -----------      -----------      -----------
                                                         $ in thousands, except share amounts and dividends per share
                                                         ------------------------------------------------------------
Balance at January 1, 2001                                           585,943         (117,490)       1,157,430

Changes during 2001 -
Net loss for the year ended December 31, 2001                       (412,376)            --           (412,376)

Cumulative effect of an accounting change, net (Note 1U(2))             --               --             (2,631)

Realization of gain on available for sale securities, net               --               --              5,229

Net unrealized loss on available for sale securities                    --               --             (6,527)

Amortization of deferred compensation expenses                          --               --              3,208

Net unrealized gain on financial instruments                            --               --              4,431

Sale of Treasury stock                                                  --             34,492            6,092
                                                                 -----------      -----------      -----------
Balance at December 31, 2001                                         173,567          (82,998)         754,856
                                                                 ===========      ===========      ===========


The accompanying notes are an integral part of the financial statements.

                                                                ECI Telecom Ltd.

-------------------------------------------------------------------------------

                                                                 Number            Share         Capital     Accumulated
                                                             of shares*          capital         surplus           other
                                                                                                           comprehensive
                                                                                                            income (loss)
                                                          -------------      -----------      ----------     -----------
                                                           $ in thousands, except share amounts and dividends per share
                                                          ---------------------------------------------------------------
Balance at January 1, 2002                                  93,573,549            5,873         656,614            1,800

Changes during 2002 -
Net loss for the year ended December 31, 2002                     --               --              --               --
Share issuance, net                                         13,160,000              263            --               --
Share issuance to employees and others                         779,063               16           1,960             --
Amortization of deferred compensation expenses                    --               --              (149)            --
Net unrealized loss on financial instruments                      --               --              --             (3,632)
                                                          - -----------      -----------      ----------     -----------
Balance at December 31, 2002                               107,512,612            6,152         658,425           (1,832)
                                                          =============      ===========      ==========     ===========

                                                               Retained         Treasury            Total
                                                               earnings            stock    shareholders'
                                                            (Note 15A1)                            equity
                                                            -----------      -----------      -----------
                                                   $ in thousands, except share amounts and dividends per share
                                                   ------------------------------------------------------------
Balance at January 1, 2002                                      173,567          (82,998)         754,856

Changes during 2002 -
Net loss for the year ended December 31, 2002                  (155,685)            --           (155,685)
Share issuance, net                                             (34,227)          82,998           49,034
Share issuance to employees and others                             --               --              1,976
Amortization of deferred compensation expenses                     --               --               (149)
Net unrealized loss on financial instruments                       --               --             (3,632)
                                                            -----------      -----------      -----------
Balance at December 31, 2002                                    (16,345)            --            646,400
                                                            ===========      ===========      ===========

*     Issued and outstanding

**    Dividend per share as follows:


                                      For the year ended December 31
                                      -------------------------------
                                      2002         2001          2000
                                      ----         ----          ----
                                      $            $             $

                                      $ --         $ --          $0.15
                                      ====         ====          =====


The accompanying notes are an integral part of the financial statements.

                                                                ECI Telecom Ltd.

Consolidated Statement of Cash Flows for the Year Ended December 31
--------------------------------------------------------------------------------

                                                                                  2002            2001            2000
                                                                        --------------  --------------   --------------
                                                                        $ in thousands  $ in thousands   $ in thousands
                                                                        --------------  --------------   --------------
Cash flows from operating activities
Net loss                                                                      (155,685)       (412,376)         (91,410)

Adjustments to reconcile net loss to cash provided by (used in) operating activities:

Depreciation and amortization                                                   56,451          71,281           76,915
Cumulative effect of accounting change, net                                        550          (1,703)          27,923
Amortization of deferred compensation                                               81           5,339            6,184
Loss on sale of property and equipment                                           3,936           1,778              368
Impairment of assets                                                             1,525         133,506           22,968
Liability for royalties payable to the Chief Scientist                            --             8,394             --
Capital gains (losses), net                                                      8,738          23,352          (37,872)
Other - net (mainly long-term deferred taxes)                                    6,039          (3,780)           1,501
In-process research and development costs                                         --               916           28,770
Company's equity in results of investee companies                                3,055             983            1,540
Minority interest in net results of subsidiaries                                 6,045           2,621            1,665
Decrease in marketable securities                                                  852           4,780           50,013
Decrease (increase) in trade receivables (including
 non-current maturities of bank deposits and trade receivables)                112,056          62,445         (105,910)
Decrease in other receivables                                                   30,170          11,336           14,535
Decrease (increase) in prepaid expenses                                          4,501          (3,456)             310
Decrease (increase) in recoverable costs and estimated earnings -
 not yet billed                                                                 19,540         (11,542)         (11,149)
Decrease (increase) in inventories                                             113,056          95,349         (183,418)
Increase (decrease) in trade payables                                          (35,217)        (92,800)          70,687
Increase (decrease) in other payables and accrued liabilities                  (38,461)        (10,529)          20,330
Decrease in other long-term liabilities                                         (3,194)           (275)          (1,524)
Increase (decrease) in liability for employee severance benefits                (2,081)            (79)           3,698
Cumulative effect of an accounting change on discontinued operations            36,646            --               --
Impairment of long-lived assets relating to the discontinued operation          22,678            --               --
                                                                        --------------  --------------   --------------
Net cash provided by (used in) operating activities                            191,281        (114,460)        (103,876)
                                                                        --------------  --------------   --------------
Cash flows from investing activities
Decrease (increase) in short-term investments                                     (450)          6,122          123,018
Software development costs capitalized                                         (12,935)        (19,407)         (26,921)
Investment in property, plant and equipment                                    (11,759)        (31,743)         (68,030)
Proceeds from sale of property, plant and equipment                                746           2,158            1,858
Purchase of technology                                                            --            (1,580)          (1,400)
Acquisition of investee companies                                               (2,584)         (1,266)         (13,593)
Long-terms loan granted                                                         (6,227)        (19,776)            --
Proceeds from sale of available for sale securities                               --             4,632           65,125
Proceeds from sale of shares of an investee company                               --             4,419            2,045
Long-term loans granted to investee companies                                     --              (184)            (626)
Acquisition of newly consolidated subsidiary (A)                                   513             288          (99,856)

Repayment from related party                                                      --             2,275             --
Proceeds from realization of consolidated subsidiaries and operations (B)      (10,003)         14,053             --
Proceeds from realization of shares at consolidated subsidiary and
 operations                                                                     20,302            --             17,099
                                                                        --------------  --------------   --------------
Net cash used in investing activities                                          (22,397)        (40,009)          (1,281)
                                                                        --------------  --------------   --------------


The accompanying notes are an integral part of the financial statements

                                                                ECI Telecom Ltd.

--------------------------------------------------------------------------------

                                                                 2002                 2001                  2000
                                                       --------------       --------------        --------------
                                                       $ in thousands       $ in thousands        $ in thousands
                                                       --------------       --------------        --------------
Cash flows from financing activities
Exercise of employee stock options
 (net of share issue expenses)                                   --                   --                   6,405
Proceeds from long-term debt                                     --                250,000                  --
Exercise of employee stock options in a subsidiary
 (net of share issue expenses)                                   --                   --                     233
Repayment of long-term debt                                   (90,000)                --                    --
Increase (decrease) in short-term credit, net                     (18)            (162,487)              216,185
Acquisition of the Company's stock                               --                   --                 (48,880)

Share issue expenses                                             (646)                --                    (850)
Dividend paid                                                    --                   --                 (18,338)
Dividend paid to the minority                                    --                   (481)                 --
Proceeds from share issuance                                   51,656                6,092                 3,655

                                                       --------------       --------------        --------------

Net cash provided by (used in) financing activities           (39,008)              93,124               158,410
                                                       --------------       --------------        --------------
Effect of change in exchange rate on cash                         581                1,094                 1,046
                                                       --------------       --------------        --------------
Net increase (decrease) in cash and cash equivalents          130,457              (60,251)               54,299
Cash and cash equivalents at beginning of year                226,192              286,443               232,144
                                                       --------------       --------------        --------------
Cash and cash equivalents at end of year                      356,649              226,192               286,443
                                                       ==============       ==============        ==============

Supplemental disclosures:

Income taxes paid, net of tax refunds                            (124)               5,268                 4,159
                                                       ==============       ==============        ==============

Interest paid                                                  10,008               17,648                 1,059
                                                       ==============       ==============        ==============

A        Acquisition of newly consolidated subsidiaries (Note 19)

                                                                 2002                 2001                  2000
                                                       --------------       --------------        --------------
                                                       $ in thousands       $ in thousands        $ in thousands
                                                       --------------       --------------        --------------
Current assets (other than cash)                               (1,795)               2,174                 9,182
Investment in investee companies                                2,482                   --                    --
Property, plant, equipment and other assets, net                 (171)                (707)               (2,617)
Goodwill                                                           (3)             (16,348)              (77,651)
In process research and development                                --                 (916)              (28,770)
Long-term liabilities                                              --                1,500                    --
Minority interest                                                  --                9,841                    --
Capital gain on issue of shares to minority interest,
 in consideration for acquisition thereof                          --                4,744                    --
                                                       --------------       --------------        --------------
                                                                  513                  288               (99,856)
                                                       ==============       ==============        ==============


The accompanying notes are an integral part of the financial statements.

                                                                ECI Telecom Ltd.

--------------------------------------------------------------------------------

B.       Proceeds from realization of consolidated subsidiaries

                                                                 2002                 2001                  2000
                                                       --------------       --------------        --------------
                                                       $ in thousands       $ in thousands        $ in thousands
                                                       --------------       --------------        --------------
Current assets (other than cash)                                9,600                8,468                  --
Property, plant and equipment and other assets, net             6,742                6,364                  --
Inventories                                                     3,263               17,948                  --
Investment in investee company                                (29,608)                (133)                 --
Minority interest                                                --                   (298)                 --
Capital losses                                                   --                (18,296)                 --
                                                       --------------       --------------        --------------
                                                              (10,003)              14,053                  --
                                                       ==============       ==============        ==============

C.       Non-cash activities

Purchase of other assets on credit                               --                   --                  18,570
Conversion of convertible note into share capital                --                   --                  85,000
Sale of fixed assets in return for shares in
  investee company                                               --                  1,017                  --
Exchange of shares in investee companies                         --                    449                  --


The accompanying notes are an integral part of the financial statements.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------


Note 1 - Significant Accounting Policies

         Significant accounting policies, applied on a consistent basis (except as disclosed in Note 1U1 and 1V below), are as follows:

         A.       General

         (1) ECI Telecom Ltd. (hereinafter "ECI" or "Company") is an Israeli corporation which develops, manufactures and markets telecommunications equipment for carriers and other providers of telecommunication services. ECI's products and platforms are designed to increase the capacity and efficiency of new and existing local and international communications networks. They are designed to help telecommunications service providers maximize the value of their networks and reduce operating expenses while providing voice, data, video, multimedia and other revenue generating services to their customers. ECI specializes in metro optical networks, broadband access, bandwidth management and carrier-class VoIP solutions. ECI manufactures and markets its products itself and through its subsidiaries in Israel and abroad.

         (2) On November 7, 2000, the Board of Directors adopted a plan to split ECI into five distinct companies, as follows: Inovia Telecoms Ltd. ("Inovia"), ECI Telecom - NGTS Ltd. ("NGTS"), Enavis Networks Ltd. ("Enavis"), Lightscape Networks Ltd. ("Lightscape"), and InnoWave ECI Wireless Systems Ltd. ("InnoWave") (already operating as a separate company), with the parent company to serve as a holding company and sub-contractor of the devolved companies.

                  The Company established the four new subsidiaries, which absorbed the employees of the various divisions and were to receive operating assets from the Company (for segment reporting see Note 17G). The Company received a tax ruling that the transfer of activities to the new companies would be tax free, retroactive to the beginning of 2001.

                  The plan of demerger contemplated that the parent company would continue to manufacture for the devolved companies, to distribute certain of their products abroad through certain subsidiaries and to hold shares in ECtel Ltd. and the various start-up companies. It would also provide the devolved companies with management and other services.

                  In November 2000, the Board of Directors approved the merger of ECI Telecom (1990) Export Ltd., a wholly-owned subsidiary of the Company, with and into the Company. This subsidiary held the manufacturing plant that serviced Inovia. The merger was approved by the Israeli Tax Authorities and by the Court in 2001.

                  The transfer of assets to the subsidiaries was never carried out. In November 2002, the Board of Directors decided to reverse the split-up plan and not to transfer the assts and liabilities to the subsidiaries.

                  In December 2002, the Company notified the Israeli Tax Authorities of the retroactive cancellation of the split-up plan.

                  During 2002, the Company's Board of Directors decided to focus the Company's activities on its two core businesses, which are as follows: access networks (Inovia) and transmission systems and optical networks (Lightscape, Enavis).

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------


Note 1 - Significant Accounting Policies (cont'd)

         A.       General (cont'd)

         (3) During 2002, the Company transferred part of the NGTS activities to a new company which was set up with third parties and in which the Company will hold approximately 43 % of the share capital (36 % on a fully diluted basis), see Note 5A. In addition, the Company decided to discontinue the activities of InnoWave, see Note 21. Accordingly, the results of discontinued operations for all periods reported were reclassified to one line in the statement of operations following the results from continuing operations.


         (4) The financial statements have been prepared in conformity with generally accepted accounting principles (GAAP) in the United States.

         (5) The currency of the primary economic environment in which the operations of the Company and its subsidiaries are conducted is the U.S. dollar ("dollar").

                  Most of the Company's sales are made outside of Israel, mainly in dollars and other non-dollar currencies (see Note 17G as to geographical distribution). Most purchases of materials and components, as well as most selling and other expenses incurred outside Israel, are in dollars. In view of the foregoing, the dollar has been determined to be the Company's functional currency.

                  Transactions and balances denominated in dollars are presented at their original amounts. Non-dollar transactions and balances have been remeasured into dollars in accordance with the principles set forth in Statement No. 52 of the Financial Accounting Standards Board (FASB) of the United States.

                  All exchange gains and losses from remeasurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statement of operations when they arise. Such foreign exchange gains and losses are included in the same statement of operations items as those in which the related transactions are included.

         (6) The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These are management's best estimates based on experience and historical data, however, actual results could differ from these estimates.


         B.       Principles of consolidation

         The consolidated financial statements include those of the Company and all of its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------


Note 1 - Significant Accounting Policies (cont'd)

         C.       Cash and cash equivalents

         The Company considers all highly liquid investments with a maturity of three months or less at date of purchase, to be cash equivalents.

         D.       Investments

         1.       Investee companies

                  Investments in investee companies, in which the Company has significant influence (affiliated companies) are stated by the equity method, that is, at cost plus the Company's share of the post-acquisition gains or losses.

                  Investment in entities in which the Company does not have significant influence (hereinafter - "other companies"), are stated as follows:

                  -        Marketable securities - as stated in 2 hereinafter.

                  - Non-marketable securities - at cost, less any decline in value which is not of a temporary nature.

         2.       Marketable securities

                  The Company classifies its debt and equity securities in one of two categories: trading or available-for-sale. Trading securities are bought and held principally for the purpose of selling them in the near term. All securities not included in trading are classified as available-for-sale.

                  Trading and available-for-sale securities are recorded at fair value. Unrealized holding gains or losses on trading securities are included in operations. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from operations and are reported as a separate component of other comprehensive income (loss) until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in value which is not of a temporary nature is charged to the statements of operations and establishes a new cost basis for the security.

                  Dividend and interest income is recognized when earned.

         E.       Inventories

         Inventories are stated at the lower of cost or market. Cost is determined as follows:

         Raw materials (including components) - on the moving average basis.

         Work in process and finished products:

         Raw materials and components - on the moving average basis.

         Labor and overhead components - on the basis of actual manufacturing costs.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------


Note 1 - Significant Accounting Policies (cont'd)

         F.       Property, plant and equipment

         1.       These assets are stated at cost.

         2. Depreciation is computed using the straight-line method, over the estimated useful economic life of the assets as estimated by the Company.

                  Annual rates of depreciation are as follows:

                  Buildings                               2.5%
                  Machinery and equipment                 10% - 33% (mainly 10%)
                  Motor vehicles                          15%
                  Office furniture and equipment          7% - 10%

                  Leasehold improvements are amortized by the straight-line method over the lower of the lease term or the estimated useful economic life.

         3. Major renewals and improvements are capitalized, while repairs and maintenance are expensed as incurred.

         4. Upon the sale or retirement of equipment and leasehold improvements, the cost and related accumulated depreciation and amortization are eliminated from the respective accounts and the resulting gain or loss is reflected in the consolidated statements of operations.


         G.       Accrued warranty costs

         Accrued warranty costs are calculated in respect of products sold and work performed (for periods subsequent to performance of the work or delivery of the products) based on management's estimation and in accordance with the Company's prior experience (see also Note 17F).


         H.       Allowance for doubtful debts

         The financial statements include an allowance which Management believes adequately reflects the loss inherent in receivables for which collection is in doubt. In determining the adequacy of the allowance Management based its estimate on information at hand about debtors' financial situation, the volume of their operations, aging of the balance and evaluation of the security received from them or their guarantors.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------


Note 1 - Significant Accounting Policies (cont'd)

         I.       Software development costs

         The Company capitalizes certain software development costs in accordance with SFAS No. 86 "Accounting for Costs of Computer Software to be Sold, Leased or Otherwise Marketed". Capitalization of software development costs begins upon the determination of technological feasibility as defined in the Statement and continues up to the time the software is available for general release to customers, at which time capitalized software costs are amortized to research and development costs on a straight-line basis over the expected life of the related product, generally two to three years.

         Software development costs include costs which relate principally to projects which have recently been released or are not yet available for release to customers. Management believes that future revenues related to these projects will be sufficient to realize the amounts capitalized at December 31, 2002, and as such these amounts will be recovered over the lives of the related projects. It is possible, however, that those estimates of future revenues could be adversely impacted if these projects are not finally completed and released during 2003 or if market acceptance of related technology is not as anticipated by Management. As a result, the recoveries of these capitalized software development costs through future revenues could be reduced materially. In such event, the related capitalized software development costs will be written-off.


         J.       Business combinations

         The Company has adopted SFAS No. 141 "Business Combinations", issued in July 2001 which requires that the purchase method be used for all business combinations initiated after June 30, 2001. Separate recognition of intangible assets is required if they meet one of two criteria - the contractual-legal right criterion or the separability criterion. In addition to the disclosure requirements of APB Opinion No. 16, this Statement requires disclosure of the primary reason for the business combination and the allocation of the purchase price paid to the assets acquired and liabilities assumed by major balance sheet caption.


         K.       Goodwill and other intangible assets

         The Company has adopted SFAS No. 142 "Goodwill and Other Intangible Assets", issued in July 2001. According to SFAS No. 142, goodwill and intangible assets that have indefinite useful lives will not be subject to amortization, but rather will be tested at least annually for impairment. Intangible assets that have finite useful lives will continue to be amortized over their useful lives, but without the constraint of an arbitrary ceiling (as was set before by APB Opinion No. 17, "Intangible Assets"). See also Note 1U1.


         L.       Acquisition of Company's stock

         Acquisition of Company's stock is presented as Treasury Stock in the statement of changes in shareholders' equity, according to the cost method.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------


Note 1 - Significant Accounting Policies (cont'd)

         M.       Revenue recognition

         1. System revenues are recognized when the product has already been delivered and when title to the system and risk of loss have been substantially transferred to the customer, provided that collection is reasonably assured. When the sale arrangement includes customer acceptance provisions with respect to network interoperability, revenue is not recognized before the Company has demonstrated that the criteria specified in the acceptance provisions have been satisfied.

                  When the sales contract ties a significant portion of the payment for equipment to completion of installation or acceptance, the Company defers recognition of all revenue at least until installation is completed. Otherwise, the Company considers the sale of equipment and its installation to be two separate elements of the arrangement and only defers the fair value of the installation services (but not less than the amount contingent upon completion of installation, if any) to the period in which such installation occurs. If the fair value of the separate elements cannot be determined with sufficient reliability, the revenue from the entire arrangement is deferred.

         2. Revenues from sales involving long-term credit arrangements at less than accepted interest rates are recorded at the present value of the related future cash flows. The difference between the amounts receivable and their present value is to be recognized as interest income over the period of the debt.

         3. Software license revenue is generally recognized at the time the software is delivered to the customer, if collection is probable and the Company has no significant obligations remaining under the sales or licensing agreement and no significant customer acceptance requirements exist subsequent to software delivery.

         4. Service revenues from product maintenance contracts and separately priced extended warranty contracts are generally recognized ratably over the contract period, while revenue from software services generally is recognized as the services are performed or, if no pattern of performance is evident, ratably over the period during which they are performed.

         5. The estimated sales value of performance on long-term contracts is recognized using the percentage of completion method. The percentage of completion is determined as a ratio of accumulated costs incurred (including materials, labor and overhead) to total estimated costs of the contract.
                  In the event that Management anticipates a loss on a particular contract, such anticipated loss is provided for in full.

         N.       Research and development

         Research and development costs, net of any grants, are charged to the statements of operations as incurred.

         Royalties paid and accrued in respect of the said grants are classified to cost of goods sold.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 1 - Significant Accounting Policies (cont'd)

         O.       Purchased in-process research and development costs (IPR&D)

         Purchased in-process research and development represents the value assigned in a purchase business combination to research and development projects of the acquired business that were commenced, but not yet completed at the date of acquisition, for which technological feasibility has not been determined and which have no alternative future use in research and development activities or otherwise. In accordance with Statement of Financial Accounting Standards No. 2, "Accounting for Research and Development Costs", as interpreted by FASB Interpretation No. 4 amounts assigned to purchased in-process research and development meeting the above criteria must be charged to expense at the date of consummation of the purchase business combination.


         P.       Reclassification

         Certain amounts in prior years' financial statements have been reclassified to conform to the current year's presentation. See also Notes 1A(2) and 21.


         Q.       Income taxes

         1. The Company accounts for income taxes under Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes".

                  Under SFAS 109 deferred tax assets or liabilities are recognized in respect of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts as well as in respect of tax losses and other deductions which may be deductible for tax purposes in future years, based on tax rates applicable to the periods in which such deferred taxes will be realized. Deferred tax assets for future tax benefits from realization are included when their realization is more likely than not. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets and liabilities are presented as current or long-term items in accordance with the nature of assets or liabilities to which they relate, according to the date of their realization.

                  Deferred taxes were not recorded in respect of the following matters -

                  o Taxes which may apply upon the realization of investments in consolidated subsidiaries and affiliated companies, as no intention to realize such investments exists (see 2 hereunder).

                  o Certain undistributed earnings of foreign consolidated subsidiaries which are taxable upon distribution by way of dividend, as no such dividend distribution intention exists (for domestic consolidated subsidiaries, see 2 hereunder).

                  o Differences between the rate of change in the Israeli Consumer Price Index (which serves as a basis for measurement for tax purposes) and the rate of change in the NIS/US dollar exchange rate, this in accordance with paragraph 9 (f) of SFAS 109.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------


Note 1 - Significant Accounting Policies (cont'd)

         Q.       Income taxes (cont'd)

         2. In accordance with paragraph 33 of SFAS 109, deferred taxes have not been provided for the Parent Company's temporary difference relating to operations in both its domestic subsidiaries and domestic "approved enterprises" as the tax laws provide methods whereby the reported amounts of these investments can be recovered tax-free and the parent company expects that it will ultimately utilize these methods.

                  - Earnings distributed by domestic subsidiaries relating to "approved enterprises? can be transferred to the Parent Company by way of a tax-free merger.

                  - Earnings distributed related to the Parent Company's "approved enterprises" are not taxable to the Parent Company in a liquidation as such taxes would be due from the shareholders.

                  - Earnings distributed by domestic subsidiaries which are not attributable to an "approved enterprise" are not taxable.

         Income tax expense represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.


         R.       Derivative financial instruments

         On January 1, 2001, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Certain Hedging Activities and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activity, an Amendment of SFAS 133. SFAS Nos. 133 and 138 require that all derivative instruments be recorded on the balance sheet at their respective fair values.

         The Company has significant international sales transactions in foreign currencies and has a policy of hedging forecasted and actual foreign currency risk with forward foreign exchange contracts. The Company's forward foreign exchange contracts are primarily denominated in British Pounds Sterling and the Euro and are for periods consistent with the terms of the underlying transactions, generally one year or less. Derivative instruments are employed to eliminate or minimize certain foreign currency exposures that can be confidently identified and quantified.

         On the date a derivative contract is entered into, the Company designates the derivative as either a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (fair value hedge), a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge), a foreign-currency fair-value or cash-flow hedge (foreign currency hedge). For all hedging relationships the Company formally documents the hedging relationship and its risk-management objective and strategy for undertaking the hedge, the hedging instrument, the item, the nature of the risk being hedged, how the hedging instrument's effectiveness in offsetting the hedged risk will be assessed, and a description of the method of measuring ineffectiveness. This process includes linking all derivatives that are designated as fair-value, cash-flow, or foreign-currency hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. The Company also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 1 - Significant Accounting Policies (cont'd)

         R.       Derivative financial instruments (cont'd)

         When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company discontinues hedge accounting prospectively.

         Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a fair-value hedge, along with the loss or gain on the hedged asset or liability or unrecognized firm commitment of the hedged item that is attributable to the hedged risk, are recorded in operations. Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a cash-flow hedge are recorded in other comprehensive income (loss) to the extent that the derivative is effective as a hedge, until operations are affected by the variability in cash flows of the designated hedged item. Changes in the fair value of derivatives that are highly effective as hedges and that are designated and qualify as foreign-currency hedges are recorded in either operations or other comprehensive income (loss), depending on whether the hedge transaction is a fair-value hedge or a cash-flow hedge. The ineffective portion of the change in fair value of a derivative instrument that qualifies as either a fair-value hedge or a cash-flow hedge is reported in operations. Changes in the fair value of derivative trading instruments are reported in current period operations. The Company discontinues hedge accounting prospectively when it is determined that the derivative is no longer effective in offsetting changes in the fair value or cash flows of the hedged item, the derivative expires or is sold, terminated, or exercised, the derivative is dedesignated as a hedging instrument, because it is unlikely that a forecasted transaction will occur, a hedged firm commitment no longer meets the definition of a firm commitment, or management determines that designation of the derivative as a hedging instrument is no longer appropriate.

         When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective fair-value hedge, the Company continues to carry the derivative on the balance sheet at its fair value and no longer adjusts the hedged asset or liability for changes in fair value. The adjustment of the carrying amount of the hedged asset or liability is accounted for in the same manner as other components of the carrying amount of that asset or liability. When hedge accounting is discontinued because the hedged item no longer meets the definition of a firm commitment, the Company continues to carry the derivative on the balance sheet at its fair value, removes any asset or liability that was recorded pursuant to recognition of the firm commitment from the balance sheet, and recognizes any gain or loss in operations. When hedge accounting is discontinued because it is probable that a forecasted transaction will not occur, the Company continues to carry the derivative on the balance sheet at its fair value with subsequent changes in fair value included in operations, and gains and losses that were accumulated in other comprehensive income are recognized immediately in operations. In all other situations in which hedge accounting is discontinued, the Company continues to carry the derivative at its fair value on the balance sheet and recognizes any subsequent changes in its fair value in operations.

         See also Note 1U3.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------


Note 1 - Significant Accounting Policies (cont'd)


         S.       Comprehensive income

         The Company adopted SFAS No. 130, "Reporting Comprehensive Income" which establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of net income (loss) and net unrealized gains (losses) on securities and on the change in the fair value of financial instruments and is presented in the statement of shareholders' equity and comprehensive income (loss).

         T.       Stock option plan and employee purchase plan

         The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations, including FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation an Interpretation of APB Opinion No. 25" issued in March 2000, to account for its fixed plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

         SFAS No. 123, "Accounting for Stock-Based Compensation", established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.

         Had compensation expenses for stock options granted under the Company's stock option plan been determined based on the fair value at the grant dates consistent with the method of SFAS No. 123, the Company's net loss and net loss per share would have been as follows:

                                                                    2002          2001          2000
                                                               ---------     ---------     ---------
                                                              $ in thousands, except per share amounts
                                                              ----------------------------------------
           Net loss, as reported                                (155,685)     (412,376)      (91,410)
           Deduct: Total stock-based employee compensation
                      expense determined under the fair value
                      based method for all awards, net of
                      related tax effects                        (59,644)      (68,919)      (55,785)
                                                               ---------     ---------     ---------
           Pro Forma net loss                                   (215,329)     (481,295)     (147,195)
                                                               =========     =========     =========
           Net loss per share (basic and diluted) per: ($)
            - as reported                                          (1.48)        (4.44)        (1.00)
            - pro forma                                            (2.04)        (5.18)        (1.60)

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------


Note 1 - Significant Accounting Policies (cont'd)

         U.       Accounting changes

         1. Effective January 1, 2002, the Company applies the provisions of SFAS 142 "Goodwill and Other Intangible Assets".

                  In connection with the transitional impairment evaluation, Statement No. 142 requires the Company to perform an assessment of whether there is an indication that goodwill is impaired as of January 1, 2002. To accomplish this, the Company must (1) identify its reporting units, (2) determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units, and (3) determine the fair value of each reporting unit. If the carrying value of any reporting unit exceeds its fair value, then detailed fair values for each of the assigned and unassigned assets (excluding goodwill) and liabilities will be determined to calculate the amount of goodwill impairment, if any. The difference between the fair value of the reporting unit and the fair value of the assigned and unassigned assets (excluding goodwill) and liabilities related to the reporting unit represents as the 'fair value' of the goodwill. If the fair value of the goodwill is lower than its carrying value, the Statement requires that the difference be written off.

                  In the current period, the Company performed the transitional impairment evaluation as provided in the said standard. Accordingly, a loss in the amount of $ 37,196 thousand from a decline in value of goodwill (including an amount of $ 36,646 thousand, which is attributed mainly to InnoWave - see also
                  Note 21 - Discontinuance of the InnoWave Segment Operations) was included as a cumulative effect of a change in accounting policy.

                  Had amortization of goodwill and intangible assets been accounted for in accordance with the method of SFAS 142, the Company net loss from continuing operations, net loss and Basic and Diluted loss per share would have been as followed:

                                                                         For the year ended December 31
                                                            ---------------------------------------------------------
                                                                     2002                  2001                  2000
                                                            -------------        --------------        --------------
                                                           $ in thousands        $ in thousands        $ in thousands
                                                            -------------        --------------        --------------
                  Reported loss from continuing operations        (77,719)             (350,062)              (46,509)
                  Add back: Goodwill amortization                    --                   5,181                 6,991
                                                            -------------        --------------        --------------
                  Adjusted loss from continuing operations        (77,719)             (344,881)              (39,518)
                                                            =============        ==============        ==============

                  Reported net loss                              (155,685)             (412,376)              (91,410)
                  Add back: Goodwill amortization                    --                   9,264                12,649
                                                            -------------        --------------        --------------
                  Adjusted net loss                              (155,685)             (403,112)              (78,761)
                                                            =============        ==============        ==============

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------


Note 1 - Significant Accounting Policies (cont'd)

         U.       Accounting changes (cont'd)

         1. Effective January 1, 2002, the Company applies the provisions of SFAS 142 "Goodwill and Other Intangible Assets" (cont'd)

                                                                         For the year ended December 31
                                                            ---------------------------------------------------------
                                                                     2002                  2001                  2000
                                                            -------------        --------------        --------------
                                                           $ in thousands        $ in thousands        $ in thousands
                                                            -------------        --------------        --------------
                  Basic and diluted loss per share from:
                  Continuing operations as reported                 (0.74)                (3.77)                (0.50)
                  Add back: goodwill amortization                   --                     0.08                  0.11
                                                            -------------        --------------        --------------
                  Adjusted continuing operations                    (0.74)                (3.69)                (0.39)
                                                            =============        ==============        ==============

                  Net loss as reported                              (1.48)                (4.44)                (1.00)
                  Add back: Goodwill amortization                   --                     0.08                  0.11
                                                            -------------        --------------        --------------
                  Adjusted continuing operations                    (1.48)                (4.36)                (0.89)
                                                            =============        ==============        ==============

         2. Effective January 1, 2000, after giving consideration to guidance provided by SEC Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements", the Company changed certain revenue recognition policies. Changes primarily affected the reporting of sales of products under agreements that contained customer acceptance criteria or payment terms that were linked to the timing of the installation of the product at the customer specified location. The cumulative effect of this change for periods prior to January 1, 2000 was $ 22.1 million (net of income taxes of $ 1,000 thousand), or $ 0.23 per share is shown as the cumulative effect of accounting change in the Consolidated Statements of Operations. As a result of the adoption of SAB No. 101, the Company restated the earnings for the first three quarters of the fiscal year ended December 31, 2000.

         3. Commencing January 1, 2001, the Company applied the provisions of SFAS 133 in connection with "Accounting for Derivative Financial Instruments and Hedging Activities" (see 1R, above). Adoption of SFAS 133 was made by means of:

                  - Cumulative effect as at the beginning of the year in the amount of $ 1,703 thousand or $ 0.02 per share.

                  -        Comprehensive loss in the amount of $ 2,631 thousand.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 1 - Significant Accounting Policies (cont'd)

         V.       Impairment or disposal of long-lived assets

         The Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144) as from January 1, 2002. This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future cash flows expected to be generated by the asset or used in its disposal. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. See also Notes 20 and 21.


         W.       Sale of financial assets

         The Company adopted SFAS 140 - "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". The Statement requires that a transfer of financial assets in which control over financial assets is surrendered is accounted for as a sale to the extent that consideration other than beneficial interests in the transferred assets is received in exchange.


         X.       Net income (loss) per ordinary share

         Basic loss per ordinary share is computed by the dividing net loss for each reporting period by the weighted average number of ordinary shares outstanding during the period. Diluted loss per common share is computed by dividing net loss for each reporting period by the weighted average number of common shares outstanding during the period plus the effects of potentially dilutive common shares.


         Y.       Commitments and contingencies

         Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 2 - Short-Term Investments


                                                          December 31           December 31
                                                                 2002                  2001
                                                       --------------        --------------
                                                       $ in thousands        $ in thousands
                                                       --------------        --------------
           Marketable securities                                   -                   374

           Available for sale securities                         320                   798
           Short-term deposits (see Note 17B.)                 6,520                 5,954
                                                       -------------         --------------
                                                               6,840                 7,126
                                                       =============         =============


Note 3 - Inventories

           Consist of the following:
                                                          December 31           December 31
                                                                 2002                  2001
                                                       --------------        --------------
                                                       $ in thousands        $ in thousands
                                                       --------------        --------------
           Raw materials and components                       61,232               127,646
           Work in process                                    35,366                46,841
           Finished products                                  53,149               100,153
                                                       -------------         --------------
                                                             149,747               274,640
                                                       =============         =============

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 4 - Long-Term Bank Deposits and Receivables, Net of Current Maturities

         A.       Consist of the following:

                                                                           Weighted
                                                                            average
                                                                           interest
                                                                         rate as of
                                                                        December 31          December 31       December 31
                                                                               2002                 2002              2001
                                                                        -----------       --------------    --------------
                                                                                  %       $ in thousands    $ in thousands
                                                                        -----------       --------------    --------------

           Long-term pledged deposits and trade receivables (1)                6.5%             203,164           223,300
           Less deferred interest income (*)                                                      7,670             7,884
                                                                                          -------------     -------------
           Total (2)                                                                            195,494           215,416
           Less - doubtful trade accounts (**)                                                   34,000             4,309
           Less - current maturities                                                             29,321            44,417
                                                                                          -------------     -------------
                                                                                                132,173           166,690
                                                                                          =============     =============

         The deposits and trade receivables are denominated in U.S. dollars.

         (*) The deferred interest income represents the difference between the original amount of the receivables and their net present value computed, at the transaction date, by the relevant interest rate.

         (**)     See Notes 17C and 4C.

         (1) Pledged deposits and long-term trade receivables (a) (hereinafter - receivables) consist mainly of receivables resulting from sales of the Company's products, providing from one to ten years credit commencing on the date of signing of the sales contract or the finance agreement related thereto or other date as mentioned in the contract. Such receivables are interest bearing and are payable in quarterly or semi-annual payments. The principal is paid generally after the grant of a grace period. These receivables are partially secured by trade risk insurance policies.

                  (a) The deposits are pledged to a commercial bank and are mainly released simultaneously with, and in amounts equal to, payments on account of the loan extended by the commercial bank to a foreign commercial bank (hereinafter "the customer bank"). The commercial bank in Israel serves the customer bank as a source of financing for the purpose of the sale transaction with the Company.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 4 - Long-Term Bank Deposits and Receivables, Net of Current Maturities (cont'd)

         A.       Consist of the following: (cont'd)

         (2) As at December 31, 2002 and 2001 - includes customer in Brazil, amounting to $ 90 million and $ 112 million, respectively (see 4C below) and certain other customers whose indebtedness does not exceed $ 7 million per customer.

         (3) In the opinion of the Company's management, due to the nature of the customers and their activities, their financial performance, updated financial and business data, previous business relations and existing trade insurance as stated above, as well as provision for doubtful debts, the Company has limited risk exposure in relation to the long-term receivables as well as the long-term pledged deposits.

         B.       Aggregate maturities are as follows:

                                                                   December 31
                                                                          2002
                                                                --------------
                                                                $ in thousands
                                                                --------------
                  First year (current maturities)                       29,321
                  Second year                                           35,391
                  Third year                                            39,942
                  Fourth year                                           55,844
                  Fifth year                                            33,540
                  Thereafter                                             9,126
                                                                       -------
                                                                       203,164
                                                                       =======

         C.  1.   In 2000, the Company, and its subsidiary (InnoWave), signed an agreement for supply of equipment and vendor financing with a major client of the subsidiary in the amount of $ 168 million, which will be utilized based on certain supply milestones. At December 31, 2002, the amount owed by the client was $121 million (not including reserve for bad debts - see C2 below).

                  Repayment will start three years after the draw down date and will be paid in semi-annual installments over a period of four years (end of maturity after seven years). The interest rate is based on performance measurements specified in the agreement (estimated interest rate from Libor + 6.5% in the first years to Libor + 4.5% in the last years).

                  In accordance with the agreement, the Company and two other international equipment suppliers received pledges on the communications operating license in the client's territories, as well as further pledges such as shareholders' guarantees, contracts pledge and revenues pledge.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 4 - Long-Term Bank Deposits and Receivables, Net of Current Maturities (cont'd)

         C.       (cont'd)

         2. During 2002, the Company included a provision for a doubtful debt, in the amount of $34 million, with respect to the abovementioned long-term customer debt. In light of recent significant macro-economic and political changes in the territory in which the customer conducts its activities and based on a valuation of the collaterals which the customer provided for the benefit of the Company, which were valued by an independent external appraiser, Company's Management and its Board of Directors believe that collection of the debt in its original amount is doubtful and, in their estimation, the provision included constitutes, as at the date of the financial statements, that portion of the debt the collection of which is doubtful.

         3. Shortly before the publication of these financial statements, the customer changed the business plan which had served as the basis for the above provision. The Company and the other vendors are currently in discussions with the customer regarding a possible restructuring of the debt repayment schedule and expect that these discussions be completed during the second quarter of 2003.. In the opinion of Management, the new business plan is feasible and therefore the provision for doubtful debts in these financial statements is sufficient.


Note 5 - Investments

           Consist of the following:

                                                       December 31           December 31
                                                              2002                  2001
                                                    --------------        --------------
                                                    $ in thousands        $ in thousands
                                                    --------------        --------------
           Affiliated companies (A)                        30,023                 4,013
           Convertible notes (B)                            9,000                27,000
           Other                                            3,962                 5,528
                                                    --------------        --------------
                                                           42,985                36,541
                                                    ==============        ==============

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 5 - Investments (cont'd)

         A.       Investments in affiliated companies are comprised of:

                                                       December 31           December 31
                                                              2002                  2001
                                                    --------------        --------------
                                                    $ in thousands        $ in thousands
                                                    --------------        --------------
         Cost of shares                                   34,916                 2,399
         Accumulated income (losses)                      (4,893)                 (129)
                                                          30,023                 2,270
         Loans                                                --                 1,743
                                                    --------------        --------------
                                                          30,023                 4,013
                                                    ==============        ==============


         The Company signed an agreement pursuant to which it will transfer the Voip activities of the subsidiary NGTS, plus $10 million in cash, to NexVerse Networks, in exchange for approximately 43% (fully diluted 36%) of the shares of the Company.

         The name of the Company resulting from this transaction has been changed to Veraz Networks and ECI's investment in Veraz is being accounted for by the equity method. Veraz will be the exclusive distributor of the ECI's DCME products which will be produced by the Company and sold to Veraz in accordance with the terms set in the agreement.

         As a result of the transaction, the Company recorded a loss in the amount of $ 4 million which includes the amount of $ 1.8 million (which is included in the cost of revenues) of inventory which, according to Veraz's business plan, are unlikely to be used.


         B.       Convertible notes

         The Company has invested in convertible notes of a customer's parent company (see Note 4C), in an amount of $27 million. The maturity date of the convertible notes is November 30, 2003 and they bear interest at a rate of 5% per annum, which will be paid on the maturity date. Conversion of the notes will not give the Company significant influence in the said company. The notes which will not be converted into share capital until the maturity date or upon an IPO, will be repaid.

         Due to significant concern regarding the financial ability of the abovementioned company to repay the notes (see also Note 4C), the Company included, as part of the "other expenses" category, a provision in the amount of $18 million, for decline in value of the above-mentioned investment.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 6 - Property, Plant and Equipment

           Property, plant and equipment consists of the following:


                                         Freehold       Machinery                        Office        Leasehold           Total
                                         land and             and         Motor   furniture and     improvements
                                        buildings       equipment      vehicles       equipment
                                      -----------     -----------   -----------     -----------      -----------     -----------
                                      $ thousands     $ thousands   $ thousands     $ thousands      $ thousands     $ thousands
                                      -----------     -----------   -----------     -----------      -----------     -----------
           Cost
           Balance at
            beginning of year             56,395         218,600        15,658          17,506           15,732         323,891
           Additions                         332           7,850         1,228             743            1,140          11,293
           Disposals *                    (1,386)       (39,824)        (5,150)         (3,734)          (6,931)        (57,025)
                                      -----------     -----------   -----------     -----------      -----------     -----------
           Balance at end
            of year                       55,341         186,626        11,736          14,515            9,941         278,159
                                      -----------     -----------   -----------     -----------      -----------     -----------
           Accumulated
            depreciation
            and amortization
           Balance at
            beginning of year             11,237         108,235        10,370           9,007            2,694         141,543
           Additions                       1,097          24,327         2,045           2,047            2,493          32,009
           Disposals *                       (42)       (23,406)        (3,058)         (2,663)          (4,811)        (33,980)
                                      -----------     -----------   -----------     -----------      -----------     -----------
           Balance at end
            of year                       12,292         109,156         9,357           8,391              376         139,572
                                      -----------     -----------   -----------     -----------      -----------     -----------
           Undepreciated
            balance at
            December 31, 2002             43,049          77,470         2,379           6,124            9,565         138,587
                                      ===========     ===========   ===========     ===========      ===========     ===========
           Undepreciated
            balance at
            December 31, 2001             45,158         110,365         5,288           8,499           13,038         182,348
                                      ===========     ===========   ===========     ===========      ===========     ===========

         * Including assets disposed as a result of discontinuance of InnoWave Segment (see Note 21), disposal of Voip operations (see Note 5A) and decline in value (see Note 20(1)).

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 7 - Software Development Costs, Net

         Capitalization and amortization of software development costs during the years ended December 31, 2002, and 2001 is comprised as follows:


                                                                                   December 31           December 31
                                                                                          2002                  2001
                                                                                --------------        --------------
                                                                                $ in thousands        $ in thousands
                                                                                --------------        --------------
           Balance at beginning of year                                                27,086                29,054
           Capitalization of software development costs during the year                12,935                19,407
           Amortization and write-offs during the year                                (19,939)              (21,375)
                                                                                --------------        --------------
                                                                                       20,082                27,086
                                                                                ==============        ==============


Note 8 - Goodwill and Other Intangible Assets, Net

           Consist of the following:

                                                                                    December 31           December 31
                                                                                           2002                  2001
                                                                                --------------        --------------
                                                                                 $ in thousands        $ in thousands
                                                                                --------------        --------------
           Goodwill, net                                                                16,348                51,665
           Intangible assets related to acquisitions (Note 19), net                      4,697                23,963
                                                                                --------------        --------------
           Total goodwill and intangibles (1)                                           21,045                75,628
                                                                                ==============        ==============

           (1)       Original amount                                                   156,863               270,184
                     Amortization and write down due to decline in value              (135,818)             (194,556)
                                                                                --------------        --------------
                                                                                        21,045                75,628
                                                                                ==============        ==============

         See also Note 21.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 9 - Long-Term Liabilities

         A.       Loans

                                                                                    December 31           December 31
                                                                                           2002                  2001
                                                                                 --------------        --------------
                                                                                 $ in thousands        $ in thousands
                                                                                 --------------        --------------
           Long-term loans (*)                                                         160,000               250,000
           Less - current maturities                                                   160,000                50,000
                                                                                 --------------        --------------
                                                                                             -               200,000
                                                                                 ==============        ==============

         (*) The loans carry an annual interest rate of LIBOR + 0.8% (the LIBOR interest rate at December 31, 2002 is 1.39%), and is repayable quarterly.
                  During the current period, the Company made an early repayment of a long-term loan from banks in the amount of $ 50 million. In addition, according to the loan agreement, the Company repaid an amount of approximately $ 40 million.
                  Since the Company does not comply with some of the covenants as set forth in the loan agreements (see Note 14) long-term loans in the amount of $ 106,667 thousand were reclassified as current liabilities. Current maturities in the amount of $ 53,333 thousand of the loans are already included as part of current liabilities.

         B.       Other liabilities

                                                                 December 31           December 31
                                                                        2002                  2001
                                                              ---------------       --------------
                                                              $ in thousands        $ in thousands
                                                              ---------------       --------------
           Provision for claim (*)                                    6,000                 6,000
           Other liabilities                                          2,379                 5,573
                                                              --------------        --------------
                                                                      8,379                11,573
                                                              ==============        ==============

           (*)  See Note 11A(4)

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 10 - Liability for Employee Severance Benefits, Net

         A. Employees of the Company and of its consolidated subsidiaries in Israel (Israeli companies)

         Under Israeli law and labor agreements, the Israeli companies are required to make severance and pension payments to their retired or dismissed employees and to employees leaving employment in certain other circumstances.

         1. The liability in respect of most of its non-senior employees is discharged by participating in a defined contribution pension plan and making regular deposits with a pension fund. The liability deposited with the pension fund is based on salary components as prescribed in the existing labor agreement. The custody and management of the amounts so deposited are independent of the companies and accordingly such amounts funded (included in expenses on an accrual basis) and related liabilities are not reflected in the balance sheet.

         2. In respect of the liability to other employees, individual insurance policies are purchased and deposits are made with recognized severance pay funds.

                  The liability for severance pay is calculated on the basis of the latest salary paid to each employee multiplied by the number of years of employment. The liability is covered by the amounts deposited including accumulated income thereon as well as by the unfunded provision.

         3. As to the unionized employees of Tadiran Telecommunication Ltd. (TTL) (formerly Tadiran Communications Ltd. - see Note
                  19A) who are subject to the labor agreements which were in force in TTL, the Company's liability for termination of the employer-employee relationship is other labor agreements with the General Workers' Union.

                  If the Company terminates the employment of these employees up to 201105, they are entitled to additional benefits. After that time, the employees will no longer be eligible for such benefits.

         4. The expenses in respect of severance and pension pay for the years ended December 31, 2002, 2001 and 2000 are $ 8,869 thousand, $8,361 thousand, and $ 8,458 thousand respectively.

         5. Company's liability for termination of the employer-employee relationship is composed as follows:

                                                                                    December 31           December 31
                                                                                           2002                  2001
                                                                                 --------------        --------------
                                                                                 $ in thousands        $ in thousands
                                                                                 --------------        --------------
                     Provision for severance pay                                        53,574                57,474
                     Amounts funded including accumulated income                        27,217                29,136
                                                                                 --------------        --------------
                                                                                        26,357                28,338
                                                                                 ==============        ==============

         Withdrawals from the funds may be made only for the purpose of disbursement of severance pay.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 10 - Liability for Employee Severance Benefits, Net (cont'd)

         B.       Employees of U.S. consolidated subsidiaries (U.S. companies)

         The subsidiaries sponsor a section 401(K) defined contribution plan or 401(A) plan which permits its employees to invest up to certain amounts of their compensation (subject to limitation by Internal Revenue Service Regulations) on a pretax basis in certain self-directed investment programs. The subsidiaries may, at the discretion of the Board of Directors, make contributions to the plan. Company contributions with respect to this plan were $588 thousand, $ 197 thousand and $ 2,141 thousand in 2002, 2001 and 2000, respectively.


         C.       Employees in the rest of the world

         The provision for severance pay includes amounts related to employees in countries other than Israel and the U.S. and are calculated in accordance with the rules of the country, if any, in which they operate.



Note 11 - Commitments and Contingencies

         A.       Claims and potential claims

         1. On June 12, 2001, six class action suits were filed by shareholders, against the Company and certain of its senior officers and directors, past and present. The class actions were filed in the name of persons who held shares in the Company during the period from May 2, 2000 to February 14, 2001 ("the investment period"). The plaintiffs claim fraud, a deceptive course of business and the publication of misleading financial statements, which caused injury to purchasers of ECI stock during the investment period.

                  By an order dated August 24, 2001, the Court consolidated the six complaints into a single action. The Court appointed Lead Plaintiff and Lead Counsel on September 28, 2001. On October 5, 2001, the Lead Plaintiff filed the first consolidated class action, which was dismissed by the court.

                  On December 7, 2001, Lead Plaintiff filed a second consolidated class action (the "second class action") against the Company, its CEO and the former CFO for violation of Sections 10(b) and 10b - 5 of the Securities Exchange Act of 1934 ("the Act") thereunder, and against the CEO and former CFO under Section 20(a) of the Act.

                  At hearings held on January 18 and 23, 2002, the Court denied Defendants' motion to dismiss the claims. A proposed joint discovery schedule has been agreed upon by the parties and submitted to the Court. The Court has not yet approved or disapproved the proposed schedule.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 11 - Commitments and Contingencies (cont'd)

         A.       Claims and potential claims (cont'd)

                  On May 16, 2002, the parties signed a memorandum of understanding (hereinafter - memorandum of understanding) for the purpose of settling this lawsuit. Pursuant to the terms of the memorandum of understanding, a fund to cover the settlement was established to which the settlement amount was transferred by the Company's insurers (net of the deductible excess payable according to the insurance policy in the amount of $ 200 thousand). In addition and subject to court approval, the claimants agreed to the dismissal of all claims against the Company and against Mr. Inbar (current CEO) and Mr. Ben-Assayag (former CFO) without any liability or wrongdoing attributed to either one of them.

                  On July 30, 2002 the parties submitted a request to the court in accordance with the memorandum of understanding, to dismiss the aforementioned defendants from the statement of claim without, as stated, any wrongdoing attributed to them.

                  Through the end of 2002 the Court approved the abovementioned settlement, entered final judgment and ordered dismissal in respect of all defendants.

         2. Following the cut in workforce (see Note 20), in accordance with the reorganization plan of the Company, claims and demands for higher amounts of severance pay were submitted in the current period by former employees who were employed under personal contracts. Management of the Company believes, based on the opinion of its legal advisors, that these demands will be rejected and therefore no provision was recorded in respect thereto in the financial statements.

         3. The Company and its subsidiaries conduct negotiations from time to time with international technology companies ("technology companies") regarding allegations that they are using certain patents owned by the technology companies in its products. Although the Company cannot assess each negotiation for its merit, it estimates that any settlement, if needed, will not have a material adverse effect on the Company's financial position or results of operations.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 11 - Commitments and Contingencies (cont'd)

         A.       Claims and potential claims (cont'd)

         4. In October 1997, an investigation was commenced by the Israeli Comptroller of Restrictive Trade Practices (hereinafter - "comptroller") regarding alleged price fixing and non-competitive practices among TTL, Tadiran and Telrad Telecommunications and Electronics Industries Ltd., a subsidiary of Koor (Koor is a significant shareholder of the Company and Tadiran). Pursuant to the Restrictive Trade Practices Law - 1988, a fine may be levied against an entity or person violating the law. In addition, violators may be liable for damages that are proven as a result of their violation.

                  The Department of the Restrictive Trade Practice authority investigators recommended filing criminal charges against certain of the entities or persons investigated in connection with such suspicions. The legal department of the Authority is currently reviewing the investigation material and the recommendation of the investigators. This review may take months and at this time the outcome cannot be predicted.

                  Tadiran has agreed to indemnify the Company for damages above $6 million. The Company cannot estimate the results of the investigation prior to the decision of the comptroller.

         5. Several claims have been submitted against the Company and against consolidated subsidiaries, resulting from ordinary business operations inter alia, for using patents owned by others. Management of the companies, based mainly on opinions of their legal advisors, believe that the effect, if any, of the results of such claims on the financial position of the Company and the results of its operations will be immaterial and therefore the provisions which are included in the financial statements in respect thereof are appropriate and sufficient.


         B.       Lease commitments

         The Company and its consolidated subsidiaries have entered into several operating lease agreements in Israel and abroad. The agreements expire on various dates from 2002 to 2021 (some of which have renewal options) and are in local currencies or linked to the dollar or to the Israeli Consumer Price Index.

         Future minimum annual rent payments to which the Company and its subsidiaries are committed under the above leases, at rates in effect at December 31, 2002, are as follows:

           Year ending December 31                           $ in thousands
           -----------------------                           --------------
           2003                                                     15,441
           2004                                                     12,142
           2005                                                      9,821
           2006                                                      5,497
           2007 and thereafter                                      11,688

           As to rent expense under the Company's leases, see Note 17N.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 11 - Commitments and Contingencies (cont'd)

         C.       Royalty commitments

         1. The Company is committed to pay royalties to the Government of Israel on proceeds from sale of products in the Research and Development of which the government participated by way of grants. The royalties are computed mainly at the rates of 3.5% of the aggregated proceeds from sale of such products, up to the amount not exceeding 100% of such grants. As at December 31, 2002 the maximum future commitment of the Company is approximately $ 139 million.

         2. The Company is committed to pay royalties to certain parties whose products, patents or technology are incorporated in certain products of the Company. Such royalties are based on sales of systems or a family of products incorporating such products, patents or technology and are paid based either on a fixed rate, a price per unit sold or as a rate of the system or the family of products sale price.

         3. During 2001, one of the Company's divisions reached agreements with the Office of the Chief Scientist (OCS) in Israel, according to which the latter will be paid without dependency on the existence of future sales, an agreed-upon sum, which will constitute full and final settlement of any liability and debt which the division may have to the Chief Scientist. As a result of the above, an expense in the amount of $8,394 thousand was included in the financial statements in respect of the results of the agreement.


         D.       Financial instruments

         (1)      Derivative financial instruments


                  The Company has significant international sales transactions in foreign currencies and has a policy of hedging forecasted and actual foreign currency risk with forward foreign exchange contracts and purchased options. The Company's forward foreign exchange contracts and purchased options are primarily denominated in British Pounds Sterling and the Euro and are for periods consistent with the terms of the underlying transactions, generally one year or less. Derivative instruments are employed to eliminate or minimize certain foreign currency exposures that can be confidently identified and quantified. The Company was exposed to but realized no losses from non-performance by counter parties on these derivatives.

                  The Company uses foreign currency forward contracts designated as fair value hedges to protect against the foreign currency exchange rate risks related to the remeasurement of firm sales commitments and recognized assets such as accounts receivable. Changes in the fair value of these derivatives are recognized in operations as offsets to the changes in the fair value of the related assets or liabilities.

                  The Company uses a combination of forwards and purchased options designated as cash flow hedges to protect against the foreign currency exchange rate risks inherent in its forecasted revenue denominated in currencies other than the U.S. dollar. The Company's cash flows hedges mature generally within less than a year. For derivative instruments that are designated

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------


Note 11 - Commitments and Contingencies (cont'd)

         D.       Financial instruments (cont'd)

         (1)      Derivative financial instruments (cont'd)

                  and qualify as cash flow hedges, the effective portions of the gain or loss on the derivative instruments are initially recorded in accumulated other comprehensive income (loss) as a separate component of shareholders' equity and subsequently reclassified into operations in the period during which the hedged transactions is recognized in operations. The ineffective portion of the gain or loss is reported in other income or expense immediately. The effective portion of cash flow and foreign currency hedges is reported in the same financial statement line item as the changes in value of the hedged item. For foreign currency option and forward contracts designated as hedges, hedge effectiveness is measured by comparing the cumulative change in the hedge contract with the cumulative change in the hedged item, both of which are based on forward rates.

                  Other derivatives not designated as hedging instruments under SFAS No. 133 consist primarily of forwards used to hedge foreign currency balance sheet exposures. For derivative instruments not designated as hedging instruments under SFAS No. 133, changes in the fair values are recognized in operations in the period of change. The gains and losses on foreign currency forward contracts used to hedge balance sheet exposures are recognized in the same period as the remeasurement gain and loss of the related foreign currency denominated assets and liabilities and thus naturally offset these gains and losses. The Company had net foreign currency exchange losses of $ 1.5 million and $ 1.4 million in 2002 and 2001, respectively.

                  Fair value hedging transactions

                  As at December 31, 2002, one of the Company's subsidiaries and the Company had entered into currency forward contracts, ending from January to February 2003, as a hedge against sales contracts receivable and firm commitments, as follows:

                  The Company's subsidiaries

                  a. obligation to sell Euro 156 thousand for a total amount of $ 152 thousand.
                  b. obligation to sell Pounds sterling 102 thousand for a total amount of $ 154 thousand.

                  The Company

                  c. Obligation to sell Australian dollar 2.2 million for a total amount of US$ 1.2 million. Since the effect of the fluctuations in foreign currency exchange rates is set off against the effect on the hedged sales agreements, the subsidiary does not have any exposure to exchange rate differentials in this connection.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------


Note 11 - Commitments and Contingencies (cont'd)

         D.       Financial instruments (cont'd)

         (1)      Derivative financial instruments (cont'd)

                  Anticipated cash flows hedging transactions

                  As at December 31, 2002 the Company had entered into forward currency transactions and also purchased options as hedges for currency exchange rates for various periods of time. These transactions constitute a future cash flow hedge for sales agreements and for the anticipated backlog of orders.

                  During 2002, the Company implemented some 65 hedge transactions and strategies in respect of sales and anticipated sales amounting to 91 million Euro, 13.7 million pounds sterling and $ 10.6 million in other currencies. The future transactions and foreign currency options are shown in the balance sheet at fair value. The fair value of future transactions is based on future exchange rates, as quoted at the balance sheet date.

                  Comprehensive income (loss) at December 31, 2002 includes a loss of $ 1,832 thousand relating to the above forward transactions totaled $ 1,832 thousand loss. This amount is expected to appear in the statement of income for the year ended December 31, 2003.

                  Non-hedging transactions

                  The financial expense includes a $ 1,520 thousand loss for 2002.

                  This amount reflects a change in the fair market value of foreign currency between the future forward rate of foreign currency and the rate prevailing at the balance sheet date derived from time values not used for hedging purposes.

         (2)      Concentration of credit risks

                  Financial instruments which seem to expose the Company to risks of credit concentration, include cash, deposits, currency hedging transactions, trade and other receivables. The cash and deposits as well as the hedging transactions are deposited and/or executed through a number of established financial institutions. These financial institutions are located in Israel, the USA and Europe. The policy of the Company is to avoid the risk of making deposits with one financial institution. The Company frequently evaluates the amounts and volume of the transactions executed with each one of the said financial institutions. The exposure in respect of credit to customers is limited due to the large number of customers and their geographical spread as well as the provision for doubtful debts in the financial statements. As to the long-term deposits and customer debts see Note 4. Management of the Company believes that the credit risk is limited since the customers are large suppliers of communications services operating in countries in which this sector is anticipated to grow.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 11 - Commitments and Contingencies (cont'd)

         D.       Financial instruments (cont'd)


         (3)      Fair value in the financial statements

                  Management estimates that the fair value of the financial instruments is not materially different from the amounts included in the financial statements. In its determination of fair value, management used certain estimates, as described below, which do not necessarily indicate amounts which are recoverable in current market trading.

                  - Cash and cash equivalents, short-term investments, trade receivables, other receivables, trade payables, other payables and advances from customers:

                           The book value is the same as the fair value due to the short realization period and/or repayment date of these instruments.

                  -        Long-term receivables and liabilities:

                  The book value is the same as the fair value since the Company's interest rates on its long-term liabilities or receivables are not materially different from those indicated in respect of the assets and liabilities as at the balance sheet date.


         E.       Capital expenditure commitments

         The Company and its consolidated subsidiaries in Israel are incurring capital expenditures pursuant to "Approved Enterprise" programs. At December 31, 2002, the Companies are committed to invest approximately $ 2 million pursuant to these programs. Completion of such investment programs will provide tax benefits in the future (see Note 15A1).


         F.       Purchase commitments

         At December 31, 2002, commitments for purchase of materials and for acquisition of property, plant and equipment aggregated $ 120,019 thousand (December 31, 2001 - $ 194,875 thousand).

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 11 - Commitments and Contingencies (cont'd)

         G.       Guarantees

         1. At December 31, 2002, the Company has granted guarantees to third parties in the sum of $ 5,325 thousand mainly as guarantees for tenders which the Company has attained or in which it participates. The Company will be required to perform under the guarantees if it does not fulfill the tender's terms. The expiry dates of the guarantees are till 2004.

         2. The Company also maintains certain third-party guarantees (primarily with banks) mainly to support its performance obligations under customer contracts and other contracts that can be demanded in case of material breach of contracts. As at December 31, 2002, these guarantees approximated $ 34,638 thousand. The expiry dates of guarantees vary and the last of them expires in 2006.


         H.       Commitments

         1. In November 2001, the Company sold the operations of its information technology business ("IT"). The Company signed a five-year outsourcing contract with EDS Israel. Under the agreement, EDS Israel assumed all the IT operations and will be required to supply maintenance, support and development services during the term of the agreement, in consideration for a sum of between $15 and $ 18 million, per year. For the year ended December 31, 2002, the cost of such services to the Company was $ 15.2 million.

         2. The Company has an obligation to indemnify the purchasers of certain activities and/or the purchasers of subsidiaries at rates which are stipulated in the sales agreement, should the purchasers be forced to discharge former employees of TTL during a period up to 2011 (see Note 10A(3)) and, therefore, to pay increased severance benefits.

                  In the opinion of Company management, the provisions for future indemnification, as stated, which are included in the financial statements, are proper and adequate.

         3. If the Company dismisses any of the remaining unionized employees of TTL by 2005, it is committed to pay them increased severance benefits or early retirement pensions, depending on age and seniority (see Note 10A(3)). As at December 31, 2002, the maximum amount payable as a result of this commitment is $ 23 million. Management does not expect to dismiss the said employees and therefore no provision in respect thereof has been included in the financial statements.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------


Note 11 - Commitments and Contingencies (cont'd)

         H.       Commitments (cont'd)

         4. In December 1999, an agreement was signed with SCI Systems Ltd. ("SCI") for the sale of a plant (known as Shemer) which manufactures electronic components. SCI is one of the largest manufacturers of electronic components in the world. As part of the agreement, SCI will, for several years to come, be the subcontractor for part of the manufacturing activities of the Company, on a cost plus basis.

                  The Company is in dispute with SCI as to the interpretation of certain financial aspects of the agreement, such as discount terms for large orders, the minimum size of orders, timing etc. The parties appealed to a mediator but the Company rejected his recommendations and the dispute has been referred to an arbitrator, who will start his work in 2003. In the opinion of Management, the provision made for settlement of the dispute is adequate and sufficient and the arbitrator's decision will not have any material effect on the Company's financial position and\or the results of its operations.

         5.       Commitments to indemnify directors and officers

                  In August 2001, the audit committee and the Board of Directors of ECI resolved to grant ECI's directors and officers at the level ;of vice president and above, who may serve from time to time, indemnification to the fullest extent permitted by law and approved the form of indemnification letter to be provided to each such director and officer. The Company has undertaken to indemnify its directors and officers for financial obligations and reasonable litigation costs imposed on them in connection with their duties. The undertaking is limited to categories of events set forth in the indemnification letter and to an amount of $ 15 million per director and officer, per case.

                  The prospective indemnification and form of indemnification letter were approved by ECI's shareholders.

                  In July 2002, the audit committee and the Board of Directors of ECI resolved, subject to shareholders approval, to raise the amount of the aforesaid undertaking to a limit of $ 30 million per director per case, but not more than a commitment of $ 225 million in the aggregate for all persons to be indemnified. The aforesaid changes were approved by ECI's shareholders.

         I.       Consolidated company stock options

         1. As at December 31, 2002, ECtel Ltd., a subsidiary traded on a US stock exchange, has options, which were granted to its employees and which are convertible into ordinary shares. If all the options are exercised into shares, the rate of holding of the Company may decrease from 58.6% to 47.7%, without the Company incurring a capital deficiency.

         2. All the divisions which became wholly-owned subsidiaries granted options to their employees and\or to employees of the Group's head office. If these options are fully converted into shares of the subsidiaries, the equity of the Company in the subsidiaries will be diluted by 3% - 17%. See also Note 22.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 12 - Shareholders' Equity

         A.       Authorized, issued and outstanding shares

                                                                 Authorized
                                                     ---------------------------------
                                                     December 31           December 31
                                                            2002                  2001
                                                     -----------           -----------
                                                              Number of shares
                                                     ---------------------------------

           NIS 0.12 par value per share             200,000,000           200,000,000
                                                    ===========           ===========

         1. The Company's shares (NIS 0.12 par value each) are traded in the United States on the over the counter market and are listed on the Nasdaq Stock Market.

         2. For details of the issued share capital and treasury stock, see Statement of Changes in Shareholders' Equity.

         3. On December 6, 2001, a private placement agreement was signed with a group of investors in respect of 12.5% of the issued share capital of the Company. The closing of this agreement took place on February 12, 2002. The investors paid an amount of $ 50 million to the Company in consideration for the shares they received. Part of the shares allotted to the above mentioned investors were the balance of the Company's shares held as Treasury stock.


         B.       Dividends

         Dividends may be paid by the Company only out of retained earnings. There are no restrictions on the transfer of funds to foreign shareholders for the payment of dividends. See Note 15A(2).


         C.       Share incentive and stock option plans

         1.       ECI Plan

         a. The Company's current stock option plans are the ECI Telecom Ltd. Key Employee Share Incentive Plan 1991 and the ECI Telecom Ltd. Employee Share Incentive Plan 2002 (together the "ECI Plans"), which were adopted by the shareholders at the Annual General Meetings held respectively on August 29, 1991 and November 19, 2002. The ECI Plans will expire on December 31, 2011.

                  The ECI Plans provide that options may be granted to any employee, director, consultant or contractor of the Company pursuant to (a) one or more sub-plans designed to benefit from the provisions of Section 102 of the Israeli Income Tax Ordinance (New Version) 1961 and (b) any other share incentive plan approved by the Board of Directors of the Company.

                  Under the terms of the ECI Plans, as of December 31, 2002, the Company is authorized to grant options for a total of 26,760,700 (increased from 14,760,700 following shareholders' approval on February 7, 2002) shares, subject to anti-dilution adjustment. The option awards are personal and non-assignable and terminate automatically upon termination of employment (except for approved retirement or termination caused by death or disability).

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 12 - Shareholders' Equity (cont'd)

         C.       Share incentive and stock option plans (cont'd)

         1.       ECI Plan (cont'd)

                  The exercise price per share under the options awards is determined on the date of grants.

         b.       Stock options under the ECI Plans are as follows:


                                                                       2002                  2001                  2000
                                                            ----------------      ----------------      ----------------
                                                            Number of shares      Number of shares      Number of shares
                                                            ----------------      ----------------      ----------------
          Total number authorized at beginning of year           14,760,700            14,760,700            14,760,700
          Increase in number authorized during year              12,000,000
          Options unexercised at beginning of year              (12,087,850)          (11,943,633)           (3,189,850)
          Exercised till beginning of year                       (2,028,982)           (2,028,982)           (1,795,482)
          Granted during year                                      (780,000)             (905,000)           (9,010,033)
          Cancelled during year                                     518,103               760,783                22,750
                                                            ----------------      ----------------      ----------------
          Authorized for future grant at end
           of year                                               12,381,971               643,868               788,085
                                                            ================      ================      ================

          Exercised during the year *                                    --                    --               233,500
                                                            ================      ================      ================

          * Average price of options exercised
              during year                                                --                    --           $     19.12
                                                            ================      ================      ================

          Options unexercised at end of year                     12,349,747            12,087,850            11,943,633
                                                            ================      ================      ================

          Options may be exercised as follows (1):
          First year or thereafter                               11,997,247             9,078,874             5,631,498
          Second year or thereafter                                 147,500             2,748,976             3,506,067
          Third year or thereafter                                  205,000               260,000             2,806,068
                                                            ----------------      ----------------      ----------------
                                                                 12,349,747            12,087,850            11,943,633
                                                            ================      ================      ================

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 12 - Shareholders' Equity (cont'd)

         C.       Share incentive and stock option plans (cont'd)

         b.       Stock options under the ECI Plans (cont'd)

         (1) To be paid in NIS based on the rate of exchange of the dollar on the date of payment as follows:

                                                               2002                  2001                  2000
                                                   ----------------      ----------------      ----------------
           Dollars per Share                       Number of shares      Number of shares      Number of shares
                                                   ----------------      ----------------      ----------------
           1.31 - 7.61                                   1,448,600               918,600                13,600

           14.02 - 18.70                                   423,000               423,000               424,600

           20.81 - 26.38                                 1,289,016             1,289,016             1,298,683

           26.66                                         5,630,531             5,778,034             6,330,200

           27.51 - 29.53                                 2,705,950             2,826,550             3,023,900

           30 - 40                                         852,650               852,650               852,650
                                                   ----------------      ----------------      ----------------
                                                         12,349,747           12,087,850            11,943,633
                                                   ================      ================      ================

         2.       ECI U.S. Plan

         a. At the Annual General Meeting held on August 29, 1991, the shareholders also approved a Key Employee Incentive Stock Option Plan for the Company's wholly-owned U.S. subsidiary, ECI Telecom Inc. (the "ECI U.S. Plan"), which has now expired, except as to outstanding option awards. Under the ECI U.S. Plan, any officer, management or other key employee of ECI Telecom Inc. could participate in the ECI U.S. Plan.

                  Under the terms of the ECI U.S. Plan, the Company was authorized to grant options for a total of 400,000 shares, subject to the anti-dilution adjustments.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 12 - Shareholders' Equity (cont'd)

         C.       Share incentive and stock option plans (cont'd)

         2.       ECI U.S. Plan (cont'd)

         b.       Stock options under the ECI U.S. Plan are as follows:


                                                                      December 31           December 31    December 31
                                                                             2002                  2001           2000
                                                                      -----------           -----------    -----------
                                                                                     Number of shares
                                                                      ------------------------------------------------
                     Total number authorized at beginning of year        400,000               400,000        400,000
                     Options unexercised at beginning of year            (98,000)              (98,000)      (170,500)
                     Exercised till beginning of year                   (106,250)             (106,250)       (75,750)
                     Cancelled during the year                                  -                     -         42,000
                     Expiration of plan                                 (195,750)                    -              -
                                                                      -----------           -----------    -----------
                     Available for future grants at end of year                -               195,750        195,750
                                                                      ===========           ===========    ===========

                     Exercised during year *                                   -                     -         30,500
                                                                      ===========           ===========    ===========

                     * Average price of options exercised
                         during year                                           -                     -      $   17.14
                                                                      ===========           ===========    ===========
                     Options unexercised at end of year                   98,000                98,000         98,000
                                                                      ===========           ===========    ===========

                     Options may be exercised as follows (1):
                     First year or thereafter                             98,000                98,000         75,500
                     Second year or thereafter                                 -                     -         22,500
                                                                      -----------           -----------    -----------
                                                                          98,000                98,000         98,000
                                                                      ===========           ===========    ===========

                  (1) The exercise prices of options unexercised are $ 17 - $ 32.94 per share.

         3.       TTL Plan

         As a result of the Merger with TTL, the Company has options outstanding which were originally granted before the Merger under plans established by TTL (TTL plans) and subsequently converted into the Company's options at the same ratio as that for the share of TTL.

         As at December 31, 2002, 160,968 options have not yet been exercised.

         The exercise price range of options outstanding at year end are $23.16 to $36.47 per share.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 12 - Shareholders' Equity (cont'd)

         C.       Share incentive and stock option plans (cont'd)

         4.       Fair value method

         a.       In October 1995 the Financial Accounting Standards Board
                  (FASB) issued SFAS 123 "Accounting for Stock-based Compensation" which establishes financial accounting and reporting standards for stock-based compensation plans. The statement defines a fair value based method of accounting for an employee stock option.

                  As required by SFAS 123, the Company has determined the weighted average fair value of stock-based arrangements grants during 2002 to be $. The fair values of stock based compensation awards granted were estimated using the "Black - Scholes" option pricing model with the following assumptions.

                                                      Option              Expected             Risk free
                     Year of grant                      term            volatility         interest rate
                     -------------                      ----            ----------         -------------
                     2002                                 5                   105                   1.5%
                     2001                                 5                    90                 2.00%
                     2000                                 5                  78.8                 6.00%

         b. Had the compensation expenses for stock options granted under the Company's stock option plans been determined based on fair value at the grant dates consistent with the method of SFAS 123, the Company's net loss and net loss per share would have been as follows:

                                                                                Year ended December 31
                                                                 ----------------------------------------------------
                                                                     2002                  2001                  2000
                                                                 --------              --------               -------
                     Net loss ($ in thousands)
                     As reported                                 (155,685)             (412,376)              (91,410)
                     Pro forma                                   (215,329)             (481,295)             (147,195)

                     Basic and diluted loss per share ($)
                     As reported                                    (1.48)                (4.44)                (1.00)
                     Pro forma                                      (2.04)                (5.18)                (1.60)

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 12 - Shareholders' Equity (cont'd)

         C.       Share incentive and stock option plans (cont'd)

         5.       Employee Stock Purchase Plans ("ESPP")

                  In July 2000, the ECI Telecom Ltd. 2000 Employee Stock Purchase Plans were approved. The ESPP permits all employees to purchase shares at a price equal to 85% of the lower of the fair market value at the beginning or end of each offering period.

                  According to the ESPP, the Company sold to its employees during 2002, 2001 and 2000, 775,123, 1,214,642 and 203,887 ordinary shares of the Company (which, in 2001 and 2000, were previously treasury stock), respectively.

         6. See Note 22 as to the replacement of options granted by the subsidiaries to their employees by options convertible into shares of the Company.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 13 - Balances in Currencies Other Than the Dollar

                                                                       December 31, 2002
                                            ------------------------------------------------------------------
                                             Israeli                                                 Foreign
                                            currency                                                 currency
                                            ----------          ----------------------------------------------
                                                                   Euro             Pounds            Others
                                                                                   Sterling
                                                                ---------          ---------         ---------
                                                                        $ in thousands
                                            ------------------------------------------------------------------
           Assets

           Trade receivables                   11,876             40,734              5,438             1,936
           Other current assets                14,435              4,332                578            10,557

                                               26,311             45,066              6,016            12,493

           Liabilities

           Trade payables                      19,299              4,693                278               521
           Other current liabilities           41,426              4,797              3,985             1,394

           Long-term liabilities
            (including current maturities)     11,268              3,127                493            18,235
                                             --------           --------            -------          --------
                                               71,993             12,617              4,756            20,150
                                             ========           ========            =======          ========

                                                                       December 31, 2001
                                               -----------------------------------------------------------------
                                                 Israeli                                                Foreign
                                                 currency                                              currency
                                               -----------        ----------------------------------------------
                                                                      Euro             Pounds            Others
                                                                                      Sterling
                                                                  ---------          ---------         ---------
                                                                        $ in thousands
                                               -----------------------------------------------------------------
           Assets

           Trade receivables                     20,402             69,734             6,284             36,103
           Other current assets                  41,017             17,820             2,383             25,365

                                                 61,419             87,554             8,667             61,468

           Liabilities

           Trade payables                        18,258             19,215             2,002             17,962
           Other current liabilities             46,629             17,394             2,866              5,676

           Long-term liabilities
            (including current maturities)       24,506                  -                 -                100
                                               --------           --------           -------           --------
                                                 89,393             36,609             4,868             23,738
                                               ========           ========           =======           ========

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 14 - Charges (Assets Pledged)

         The existing and future liabilities of the Company towards Israeli banks are collateralized by certain pledges on assets (real estate in Israel), on certain rights (shares in ECtel, Lightscape and Inovia) and by an unlimited "negative pledge" on the Company's assets. As a condition to the continued granting of credit by the banks, and in accordance with the "negative pledge", the Company is obligated to maintain operating income. According to an agreement with the lending banks, the Company was to have maintained these ratios since the third quarter of 2001. Commencing from October 1, 2002, the Company is not in compliance with some of the financial ratios and, therefore, the banks have the right to demand immediate repayment of the full amount of the loans.

         In accordance with that stated above, long-term loans, in the amount of $ 106,667 thousand, were reclassified as current liabilities. Current maturities in the amount of $ 53,333 thousand of that loan are already included as part of current liabilities. In addition, Company Management is negotiating with the banks in respect of changes in the original financing agreement, including changes in the financial ratios.

         See Note 4A. for pledges on deposits.

         See Note 17B. for restricted deposits.



Note 15 - Taxes on Income

         A.       Tax programs under various Israeli tax laws:

         1.       Israel tax reform

         During the year 2002, tax reform legislation was enacted with effect from January 1, 2003, which significantly changed the taxation basis of corporate and individual taxpayers from a territorial basis to a worldwide basis. From such date an Israel resident taxpayer will be taxed on income produced and derived both in and out of Israel.

         The main provisions of the tax reform that may affect the Company are as follows:

         a) Transfer pricing of international transactions with related parties.

                  The Income Tax Ordinance was amended to include provisions concerning transfer pricing between related parties, where one of the parties is situated abroad. Detailed provisions are to be included in Income Tax Regulations that have yet to be issued. Although the Company considers that the transfer pricing policy adopted with foreign affiliates is economically fair, an adjustment may be required following the issue of the said Regulations.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 15 - Taxes on Income (cont'd)

         A.       Tax programs under various Israeli tax laws: (cont'd)

                  b)       Employee stock incentive plans

                           The tax reform codified past practice and determined three alternative tracks for taxing employee stock option plans. Where a trustee arrangement is in place, the employer can either claim an expense for tax purposes while the employee will be fully taxed up to the maximum marginal tax rate of 50% or the Company can waive the tax expense and the employee will pay a reduced tax rate of 25%. Where there is no trustee arrangement, the employee is fully taxable and no expense is allowed to the Company. There are detailed provisions for implementing these tracks. The Company is considering the alternatives.

                  c)       Controlled foreign company (CFC)

                           The amendment to the law introduced Controlled Foreign Company (CFC) provisions, which, in certain circumstances, will lead to the Israeli company being charged to tax on passive income of foreign affiliates as if it had received a dividend from such companies.

                  d) Capital gain tax is reduced to 25% from 36%, except with respect to capital gains from marketable securities, with transitional provisions for assets acquired prior to January 1, 2003.

                  e) The seven year limit for carrying forward of capital losses has been removed with respect to capital losses arising from 1996 and thereafter.

         2. Tax benefits under the Law for the Encouragement of Capital Investments, 1959.

                  Pursuant to the above Law the Company and its Israeli subsidiaries are entitled to tax benefits relating to investments in "Approved Enterprises" in accordance with letters of approval received.

                  A major part of the production facilities of the Company and its Israeli subsidiaries has been granted the status of an "Approved Enterprise" under the above Law. According to the Law, the Company is entitled to a tax benefit, which grants it a reduced tax rate of 25% for a specific period (Alternative
                  A). The Company's "Approved Enterprise" is subject to zero tax rates under the "Alternative Benefit Method" and reduced tax rates (25% subject to examination of the level of foreign ownership), for specified periods (alternative B). All of the approved enterprises, which currently entitle the Company to benefits, are under alternative B.

                  The period of benefits in respect of most of the Company's production facilities will terminate in the years 2003-2011. Some of the Company's current investments are made under new approvals.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 15 - Taxes on Income (cont'd)

         A.       Tax programs under various Israeli tax laws: (cont'd)

                  In the event of distribution of cash dividends from income taxed at zero rate, a reduced tax rate in respect of the amount distributed would have to be paid. As of December 31, 2002, the Company has an accumulated loss and therefore it cannot distribute a cash dividend. Effectively such dividend distribution would be reduced by the amount of the tax. Benefits are attributed to an "Approved Enterprise" based on the growth in trunover upon implementation of each plan.

                  In 1999 the tax authority published instructions that allowed R&D companies under some conditions to reduce the base turnover by 10% for each year beginning 1996 till year 2001. Those instructions are reducing the effective tax rate by the reduction in turnover subject to the full tax rate.

         3. Measurement of results for tax purposes under the Income Tax Law (Inflationary Adjustments), 1985.

                  Under this law, operating results for tax purposes are measured in real terms, in accordance with the changes in the Israeli CPI, or in the exchange rate of the dollar - for a "Foreign Investors' Company", as defined by the Law for the Encouragement of Capital Investments, 1959. The Company and its Israeli subsidiaries elected to measure their operating results on the basis of the changes in the Israeli CPI. As a result the Company and its subsidiaries are entitled to deduct from their taxable income an "equity preservation deduction" (which partially compensates for the decrease in the value of shareholders' equity resulting from the annual rise in the Israel CPI).

         4. Tax benefits under the Law for the Encouragement of Industry (Taxation), 1969.

                  The Company is an "Industrial Company" as defined by this Law, and as such is entitled, among other benefits, to claim accelerated depreciation of machinery and equipment as prescribed by regulations issued under the inflationary adjustments tax law.

                  The Company also prepares consolidated tax returns for the Company and its various divisions.

         5. The rate of company tax on income received in Israel from sources other than an Approved Enterprise is 36%.

         6. In 2002 the Company came to an arrangement with the income tax authorities concerning tax returns filed by TTL through 1998. Among other terms of the arrangement, the Company undertook to pay a further $ 1.2 million in taxes if it does not produce certain confirmations from government agencies in future periods as defined in the arrangement. In the opinion of Management, the provisions included in the balance sheet are adequate and sufficient.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 15 - Taxes on Income (cont'd)

         B.       Non-Israeli subsidiaries

                  Non Israeli subsidiaries are taxed based upon tax laws in their countries of residence.


         C.       Taxes on income from continuing operations

                  Taxes on income included in the consolidated statements of operations are comprised as follows:

                                                                               Year ended December 31
                                                              ----------------------------------------------------------
                                                                        2002                  2001                  2000
                                                              --------------        --------------        --------------
                                                              $ in thousands        $ in thousands        $ in thousands
                                                              --------------        --------------        --------------
           Current taxes relating to-
           The Company and its Israeli subsidiaries                   3,477                 2,582                 5,088
           Foreign subsidiaries                                       * 211                 1,771                    43
                                                              --------------        --------------        --------------

                                                                      3,688                 4,353                 5,131
                                                              --------------        --------------        --------------
           Deferred taxes relating to -
           The Company and its Israeli subsidiaries                   4,850                (4,780)               (9,493)
           Foreign subsidiaries                                         274                   112                 4,299
                                                              --------------        --------------        --------------

                                                                      5,124                (4,668)               (5,194)
                                                              --------------        --------------        --------------

                                                                      8,812                  (315)                  (63)
                                                              ==============        ==============        ==============

         * Including tax benefits of $ 1,136 thousand with respect to previous years.

         D.       Loss from continuing operations before taxes on income


                                                                                     Year ended December 31
                                                                  ----------------------------------------------------------
                                                                            2002                  2001                  2000
                                                                  --------------        --------------        --------------
                                                                  $ in thousands        $ in thousands        $ in thousands
                                                                  --------------        --------------        --------------
           The Company and its Israeli subsidiaries                     (61,607)             (350,630)              (16,771)
           Foreign subsidiaries                                           1,800                 3,857               (26,596)
                                                                  --------------        --------------        --------------
                                                                        (59,807)             (346,773)              (43,367)
                                                                  ==============        ==============        ==============

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 15 - Taxes on Income (cont'd)

         E. Reconciliation of the statutory tax expense (benefit) to actual tax expense

                  A reconciliation of the statutory tax expense, assuming all income is taxed at the statutory rate (see A4 above) applicable to the income of companies in Israel, and the actual tax expense is as follows:

                                                                                    Year ended December 31
                                                                     ----------------------------------------------------------
                                                                               2002                  2001                  2000
                                                                     --------------        --------------        --------------
                                                                     $ in thousands        $ in thousands        $ in thousands
                                                                     --------------        --------------        --------------
           Loss from continuing operations as reported
            in the consolidated statements of operations                   (59,807)             (346,773)              (43,367)
                                                                     ==============        ==============        ==============
           Theoretical tax on the above amount (36%)                       (21,531)             (124,838)              (15,612)

           Tax effect of non-Israeli subsidiaries                            2,382                 1,251                 2,486

           Current losses - for which no deferred tax benefit
            has been recorded                                                3,094                20,985                 5,153

           Cancellation of deferred taxes from prior years                      --                    --                 4,340

           Utilization of capital losses for which no deferred
            taxes were recorded                                                 --                    --               (12,909)

           Tax benefits with respect to previous years                      (1,136)                   --                    --

           Tax benefits arising from "Approved Enterprise"
            status and reduction in the tax rate according to
            which relevant taxes were calculated                             8,409                50,188                (7,597)

           Increase in taxes resulting from permanent
            differences, (mainly amortization of goodwill and
            intangibles) net                                                17,496                46,986                27,116

           Adjustments arising from differences in the
            basis of measurement for tax purposes and
            for financial reporting purposes and other*                         98                 5,113                (3,040)
                                                                     --------------        --------------        --------------
           Taxes on income for the reported year                             8,812                  (315)                  (63)
                                                                     ==============        ==============        ==============

         * Resulting from the difference between the changes in the Israeli CPI, which forms the basis for computation of taxable income of the Company and its Israeli subsidiaries - (see A2 above) and the exchange rate of Israeli currency relative to the dollar.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 15 - Taxes on Income (cont'd)

         F.       Components of deferred income tax

         (1) As at December 31, 2002 and December 31, 2001, deferred income tax consists of future tax assets (liabilities) attributable to the following:

                                                                                 December 31           December 31
                                                                                        2002                  2001
                                                                              --------------        --------------
                                                                              $ in thousands        $ in thousands
                                                                              --------------        --------------
                     Deferred tax assets:
                     Tax credit carryforwards                                         2,856                 2,911
                     Capital loss carryforward                                       46,386                38,607
                     Operating loss carryforward (a)                                 42,948                36,149
                     Vacation pay accruals and severance pay fund                     6,761                 7,223
                     Depreciation                                                     3,258                 3,749
                     Eliminated inter company profits (b)                             1,171                 1,794
                     Other                                                            3,558                 5,269
                                                                              --------------        --------------
                     Gross total deferred tax assets                                106,938                95,702
                     Valuation allowance for deferred tax assets (d)                (85,551)              (69,592)
                                                                              --------------        --------------

                     Net deferred tax assets (a)                                     21,387                26,110
                                                                              --------------        --------------

                     Deferred tax liabilities:
                     Software development costs                                      (3,058)               (2,709)
                     Depreciation                                                      (677)                    -
                     Net deferred tax liabilities                                    (3,735)               (2,709)
                                                                              --------------        --------------
                     Deferred income tax, net (c)                                    18,152                23,401
                                                                              ==============        ==============

         (a) In the opinion of the Company's management based on the past operating experience of the Company, as well as the expected forecasts and transactions, deferred tax has been created in respect of certain operating losses whose utilization for tax purposes in the future is probable.

         (b) These deferred taxes relate to intercompany transactions that have no impact on the consolidated statement of operations.

         (c) Long-term deferred taxes in the amount of $16,795 thousands are included in the other assets item of the balance sheet and short-term deferred taxes in the amount of $1,357 thousands are included in other receivables.

         (d) The valuation allowance is in respect of capital loss carryforwards, certain operating losses carried forward, depreciation related to foreign property and miscellaneous tax credits. Management believes that it is more likely than not that a portion of the deferred tax asset will not be realized and the net deferred tax will be realized.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------


Note 15 - Taxes on Income (cont'd)

         F.       Components of deferred income tax (cont'd)

         (2) At December 31, 2002, the Company had, for tax purposes, operating loss carryforwards, capital loss carryforwards, general business and minimum alternative tax credit carryforwards of $ 332,739 thousand, $ 134,405 thousand, $ 1,969 thousand and $ 887 thousand, respectively. The general business and other credit carryforwards expire over the period 2002 through 2009. A portion of the federal net operating loss carryforwards expires, totalling $ 27 million, over 15 years beginning in 2011 and the rest remains available indefinitely. The alternative minimum tax carryforward remains available indefinitely.

         G.       Tax assessment

         Final tax assessments have been received by some of the Israeli companies through the 1992 tax year.

         H.       Other comprehensive income (loss)

         All the amounts presented in the statement of other comprehensive income (loss) are presented net of tax. The tax effect for the years ended December 31, 2002, 2001 and 2000 were $ 0 thousand, $ 0 and $ 730 thousand, respectively.

         I.       Company spin-off

         Towards the end of 2000, the Company applied to the Israeli tax authorities for a tax ruling that, under Israeli tax law, its shareholders would not be liable to taxation as a result of the spin-off plan described in Note 1A.(2) above. The main points of the ruling are as follows:

         a. The new investors in the spun-off companies shall not constitute more than 50%;

         b. Assets and liabilities shall be distributed between these companies as per special financial statements to be submitted to the tax authorities, based mainly on book values;

         c. Losses for tax purposes shall be distributed between these companies pro rata to their equity;

         d. Benefits accruing under the Law for the Encouragement of Capital Investments shall be computed on a consolidated basis until the second stage of the plan is implemented and\or until another method is decided upon;

         e. The Company can file consolidated tax returns for itself and its new subsidiaries, committing to pay tax on the consolidated results of operations;

         f. Certain earnings and losses shall be taxable as stated in the letter of approval, and

         g. If the second stage comes into effect and one or more of these companies is split off will reach $ 15 million.

         As mentioned in Note 1A(2), the Company notified the tax authorities of the retroactive cancellation of the split-up plan. In the opinion of Management, which is based on the advice of its professional consultants, the application will be accepted by the tax authorities.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 16 - Related Party Transactions

         Related parties are comprised of principal shareholders (10% and up of the Company's share capital) and their subsidiaries and affiliates as well as affiliates of the Company. Transactions with related parties are mainly as follows:

         a. sales of certain of the Company's products and expenses related to such sales;

         b. financing expenses owing to the issue of capital notes convertible into shares and working capital balances;

         A.       Balances due to or from related parties:

                                                                  December 31           December 31
                                                               --------------        --------------
                                                                         2002                  2001
                                                               --------------        --------------
                                                               $ in thousands        $ in thousands
                                                               --------------        --------------
           Assets:
           Trade receivables                                           8,738                 7,858
           Other receivables                                              35                 9,941
           Loans to affiliates (Note 5)                                   --                 1,749

           Liabilities:
           Other payables                                              1,016                   302

         B.       Income from, and expenses to, related parties:

                                                                      Year ended December 31
                                                       ----------------------------------------------------------
                                                                 2002                 *2001                 *2000
                                                       --------------        --------------        --------------
                                                       $ in thousands        $ in thousands        $ in thousands
                                                       --------------        --------------        --------------

           Sales                                               4,945                 3,787                 8,950
           Cost of revenues                                    2,264                 3,659                 5,216
           Selling and marketing expenses                      2,043                   182                 7,331
           General and administrative expenses                 5,338                    93                 2,406
           Financial expenses                                    108                    --                    80
           Financial income                                       --                    --                   178


                                                                  --                    --                    --

         C. The Company has arms-length banking relationships with a number of Israeli Banks, one of which is a substantial shareholder of a significant shareholder. The amounts stated above do not include transactions with this bank.

         * Reclassified

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 17 - Supplementary Financial Statement Information

         Balance sheet:

         A.       Cash and cash equivalents

         Including deposits of $ 334,308 thousand at December 31, 2002 (December 31, 2001 - $ 190,071 thousand).


         B.       Short-term investments

         Including restricted balances of $ 1,035 thousand at December 31, 2002 (December 31, 2001 - $ 1,035 thousand).


         C.       Trade receivables

         Net of provision for doubtful accounts of $ 34,764 thousand at December 31, 2002 (December 31, 2001 - $ 28,974 thousand).

         As to sales of certain trade receivables, see Note 17M(4).


         D.       Other receivables

                                                               December 31           December 31
                                                                      2002                  2001
                                                            --------------        --------------
                                                            $ in thousands        $ in thousands
                                                            --------------        --------------
           Employees                                                1,608                 4,382
           Chief Scientist                                          3,054                   864
           Deferred income tax                                      1,357                 6,111
           Tax authorities                                             --                15,515
           Accrued income                                             706                 4,154
           Advances to suppliers                                    2,552                 8,875
           Related parties                                             35                 9,941
           Others                                                  14,882             (*)11,813
                                                            --------------        --------------
                                                                   24,194                61,655
                                                            ==============        ==============

         * Reclassified

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 17 - Supplementary Financial Statement Information (cont'd)

         E.       Short-term credits

         Consist of the following:

                                                               December 31           December 31
                                                            --------------        --------------
                                                                      2002                  2001
                                                            --------------        --------------
                                                            $ in thousands        $ in thousands
                                                            --------------        --------------
           Short term credits (*)                                  70,012                70,030
           Current maturities of long term loans (**)             160,000                50,000
                                                            --------------        --------------
                                                                  230,012               120,030
                                                            ==============        ==============

         (*) As at December 31, 2002, the loans bear an average annual interest rate of 2.2%. See also Note 14.
         (**) see also Note 9A.

         F.       Other payables and accrued liabilities

           Consist of the following:

                                                                December 31           December 31
                                                                       2002                  2001
                                                             --------------        --------------
                                                             $ in thousands        $ in thousands
                                                             --------------        --------------
           Employees and social benefits                            32,654                35,098
           Chief Scientist                                          15,454                13,524
           Tax authorities                                           9,107                11,168
           Commissions payable                                      22,979                20,329
           Advances from customers                                   4,179                26,301
           Warranty accrual (*)                                      9,546                12,485
           Accrued expenses                                         29,850                47,923
           Other payables and accrued liabilities                   10,057                13,952
                                                             --------------        --------------

                                                                   133,826               180,780
                                                             ==============        ==============

           (*)  Balance at the beginning of the year                12,485                10,824
                Change during the year                              (2,939)                1,661
                                                             --------------        --------------
                Balance at the end of the year                       9,546                12,485
                                                             ==============        ==============

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 17 - Supplementary Financial Statement Information (cont'd)

         G.       Disclosures about segments and related information

         1.       Segment Activities Disclosure:

                  Segment information is presented in accordance with SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." This standard is based on a management approach, which requires segmentation based upon the Company's internal organization and internal financial reports to management. The Company's internal financial reporting systems present various data for management to run the business, including profit and loss statements (Pals), prepared on a basis inconsistent with U.S. generally accepted accounting principles.

                  Hereunder the Company's segments:

                  Inovia Telecom (INO) - access systems

                  The access systems division focuses on the development and production of access products for communications systems, including broadband solutions which make it possible to transfer multi-media content, as well as narrowband solutions. These products are designed to increase the transmission capacity of cable systems, as well as SDSL and ADSL systems designed for wideband home internet applications on copper wires (telephony).

                  NGTS - advanced telephony solutions

                  The NGTS (Next Generation Telephony System) division develops and manufactures solutions for the transmission of telephony over internet protocol (IP) networks at carrier grade levels of quality, reliability and density. These solutions make it possible to offer telephony services over IP networks of a range and quality equal to those of traditional communications networks.

                  The NGTS division specializes in supplying media gateways connecting IP networks to traditional communication networks with an emphasis on reliability and quality in the transmission of speech, fax and data suitable for international and national networks. It offers combined solutions for the transmittal of telephony over IP networks, including telephony carriers, software switching, management and service systems, combined with value added and third party services. (See Note 5A).

                  Further, the NGTS division specializes in the DCME market, which enables optimal broadband use of traditional telephony systems. However, there is a sharp decline in sales of its DCME products, which used to be a material part of the sales, cash flow and profitability of the Company.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 17 - Supplementary Financial Statement Information (cont'd)

         G.       Disclosures about segments and related information (cont'd)

         1.       Segments Activities Disclosure (cont'd):

                  Enavis Networks (EN) - transport networks

                  The transport networks division develops, markets and suppliers modular solutions for broadband management on cross connect platforms, enabling operators to provide services in a variety of protocols and technologies, thus profiting from the width of the band laid in the optical infrastructure.

                  Enavis provides network management systems and manufactures advanced digital cross - connect systems combining voice with data, multiplexers and other products.

                  Lightscape (NS)- optical networks

                  Lightscape is a supplier of intelligent optical networking solutions for the metro and regional optical markets. Lightscape provides fully managed and scalable optical networks allowing "just on time" seamless coupling of network growth to the changing service needs of the operator, while delivering a variety of services including data, voice and video by means of optic DWDM, SDH/Sonet or Gigabit, Ethernet or other data transmission interfaces.

                  Lightscape products are based on advanced synchronic digital hierarchy and optical technologies. Its lead product is the XDM, an optical dubbing system based on a new technique of band flattening which makes extensive use of state-of-the-art technology. The XDM enables the user to choose the initial platform for simple, low-speed, applications and, at a later stage, to expand them as required, simply, efficiently and at low cost

                  ECtel (ECTL)

                  ECtel is a developer and provider of Quality of Service (QoS) and performance monitoring, fraud prevention and billing mediation solutions for telecom service providers worldwide.

                  ECI Industries (other)

                  ECI Industries manufactures for the above divisions and supplies them with head office and management service. It also gives general and project management services to outside customers and others, distributes certain products of the above divisions abroad, through certain subsidiaries, and also holds other investments which are not identified with any of the operational segments. Reporting is not required of its manufacturing operations and its manufacturing costs are devolved on to the other divisions as subcontractors. This unit also includes the activities of the business systems division which specializes in end equipment and switching systems for businesses in Israel and abroad. The business systems division was sold in the beginning of the fourth quarter of 2001, therefore its results are included until the date of its sale.

                  See also Note 21 on the discontinuing operations of InnoWave.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 17 - Supplementary Financial Statement Information (cont'd)

         G.       Disclosures about segments and related information (cont'd)

         2.       Operational segments P&L disclosure:

                  The following financial information is the information that management uses for analyzing the results. The figures are presented in consolidated method as presented to management.

           P&Ls by operating income:

                                                                                        Year ended December 31, 2002
                                                                      -------------------------------------------------------------
                                                                               NS              EN            INO               NGTS
                                                                      -----------     -----------    -----------        -----------
                                                                      $ thousands     $ thousands    $ thousands        $ thousands
                                                                      -----------     -----------    -----------        -----------
           Revenues                                                      179,419          53,799        241,807             66,054
                                                                      ===========     ===========    ===========        ===========
           Gross profit                                                   62,156          22,198         67,687             40,445
           Operating expenses                                             81,445          32,445         63,034             36,037
           Impairment of assets                                                -               -              -                  -
                                                                      -----------     -----------    -----------        -----------
           Operating profit (loss)                                       (19,289)        (10,247)         4,653              4,408
                                                                      ===========     ===========    ===========        ===========

                                                                                       Year ended December 31, 2002
                                                                            ------------------------------------------------
                                                                                  ECtel             Other       Consolidated
                                                                            -----------       -----------        -----------
                                                                            $ thousands       $ thousands        $ thousands
                                                                            -----------       -----------        -----------
           Revenues                                                             95,777             9,355            646,211
                                                                            ===========       ===========        ===========
           Gross profit                                                         57,674               820            250,980
           Operating expenses                                                   40,466            48,727            302,154
           Impairment of assets                                                     --             1,525              1,525
                                                                            -----------       -----------        -----------
           Operating profit (loss)                                              17,208           (49,432)           (52,699)
                                                                            ===========       ===========        ===========

                                                                                   Year ended December 31, 2001
                                                                    --------------------------------------------------------------
                                                                             NS              EN            INO               NGTS
                                                                    -----------     -----------    -----------        -----------
                                                                    $ thousands     $ thousands    $ thousands        $ thousands
                                                                    -----------     -----------    -----------        -----------
           Revenues                                                    210,089         101,667        332,338             83,204
                                                                    ===========     ===========    ===========        ===========

           Gross profit (loss)                                          42,746          37,926        (27,595)            38,306
           Operating expenses                                           90,359          57,062         78,675             58,786
           Impairment of assets                                             --          44,766         39,806              8,898
           Liability for royalties payable to the Chief Scientist           --              --          8,394                 --
           Restructuring and spin-off expenses                           1,778           6,131          4,365                840
           Purchase of in-process research and development                  --              --             --                 --
                                                                    -----------     -----------    -----------        -----------
           Operating profit (loss)                                     (49,391)        (70,033)      (158,835)           (30,218)
                                                                    ===========     ===========    ===========        ===========

                                                                                     Year ended December 31, 2001
                                                                     ------------------------------------------------------
                                                                                 ECtel           * Other       Consolidated
                                                                           -----------       -----------        -----------
                                                                           $ thousands       $ thousands        $ thousands
                                                                           -----------       -----------        -----------
           Revenues                                                            80,598            83,499            891,395
                                                                           ===========       ===========        ===========

           Gross profit (loss)                                                 46,783            17,961            156,127
           Operating expenses                                                  34,988            30,978            350,848
           Impairment of assets                                                    --             3,056             96,526
           Liability for royalties payable to the Chief Scientist                  --                --              8,394
           Restructuring and spin-off expenses                                     --             6,267             19,381
           Purchase of in-process research and development                        916                --                916
                                                                           -----------       -----------        -----------
           Operating profit (loss)                                             10,879           (22,340)          (319,938)
                                                                           ===========       ===========        ===========

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 17 - Supplementary Financial Statement Information (cont'd)

         G.       Disclosures about segments and related information (cont'd)

         2.       Operational segments P&L disclosure:

         P&Ls by operating income:

                                                                                 Year ended December 31, 2000
                                                              -------------------------------------------------------------------
                                                                       NS                 EN               INO               NGTS
                                                              -----------        -----------       -----------        -----------
                                                              $ thousands        $ thousands       $ thousands        $ thousands
                                                              -----------        -----------       -----------        -----------
           Revenues                                              256,726            151,811           271,970            158,601
                                                              ===========        ===========       ===========        ===========

           Gross profit                                          116,492             77,410            10,674             99,732
           Operating expenses                                    100,937             59,950            90,749             84,485
           Impairment of assets                                       --                 --             1,568                630
           Restructuring and spin-off expenses                       855              2,623             2,872              3,129
           Purchase of in-process research and development            --                 --            20,500                 --
                                                              -----------        -----------       -----------        -----------
           Operating profit (loss)                                14,700             14,837          (105,015)            11,488
                                                              ===========        ===========       ===========        ===========

                                                                         Year ended December 31, 2000
                                                              -------------------------------------------------
                                                                     ECtel             Other       Consolidated
                                                               -----------       -----------        -----------
                                                               $ thousands       $ thousands        $ thousands
                                                               -----------       -----------        -----------
           Revenues                                                59,735          *159,970          1,058,813
                                                               ===========       ===========        ===========

           Gross profit                                            33,793            41,725            379,826
           Operating expenses                                      25,611            43,276            405,008
           Impairment of assets                                        --            20,770             22,968
           Restructuring and spin-off expenses                         --            14,934             24,413
           Purchase of in-process research and development             --                --             20,500
                                                               -----------       -----------        -----------
           Operating profit (loss)                                  8,182           (37,255)           (93,063)
                                                               ===========       ===========        ===========

         * Including revenues of the business systems unit in the amount of $ 45,510 thousand and $ 83,099 thousand in 2001 and 2000, respectively.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 17 - Supplementary Financial Statement Information (cont'd)

         G.       Disclosures about segments and related information (cont'd)

         3. The following financial information identifies the assets to segments:


                                                                             Year ended December 31, 2002
                                                      ----------------------------------------------------------------------
                                                               NS                 EN               INO               NGTS
                                                      -----------        -----------       -----------        -----------
                                                      $ thousands        $ thousands       $ thousands        $ thousands
                                                      -----------        -----------       -----------        -----------
                     Assets *                            222,788             31,676           126,990             33,427

                     Depreciation and
                      amortization**                      16,725              7,379            10,988              6,647
                     Capital investments                  12,009              1,862             4,718              1,022

                                                                   Year ended December 31, 2002
                                                      ---------------------------------------------------
                                                               ECtel             Other       Consolidated
                                                         -----------       -----------        -----------
                                                         $ thousands       $ thousands        $ thousands
                                                         -----------       -----------        -----------
                     Assets *                               104,170           180,383            699,434

                     Depreciation and
                      amortization**                          1,873            14,364             57,976
                     Capital investments                      1,961             3,296             24,868


                                                                      Year ended December 31, 2001
                                                  ------------------------------------------------------------------
                                                           NS                 EN                 IW               INO
                                                  -----------        -----------        -----------       -----------
                                                  $ thousands        $ thousands        $ thousands       $ thousands
                                                  -----------        -----------        -----------       -----------
                     Assets **                       306,112             53,719            112,907           190,942
                     Depreciation and
                      amortization***                 14,777             56,476             49,351            53,652
                     Capital investments              20,587              4,331              3,945             8,733

                                                                      Year ended December 31, 2001
                                                  -------------------------------------------------------------------
                                                         NGTS              ECtel             Other       Consolidated
                                                  -----------        -----------       -----------        -----------
                                                  $ thousands        $ thousands       $ thousands        $ thousands
                                                  -----------        -----------       -----------        -----------
                     Assets **                        81,666             82,849           242,673          1,070,868
                     Depreciation and
                      amortization***                 17,624              1,435            14,940            208,255
                     Capital investments               3,623             19,916             9,032             70,167



         * Reclassified.
         ** The assets include: trade receivables (short and long-term), inventories, fixed assets, goodwill and other intangibles.
         *** Including impairment of assets.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 17 - Supplementary Financial Statement Information (cont'd)

         G.       Disclosures about segments and related information (cont'd)

         4.       Information on sales by geographic distribution

                                                                          Year ended December 31
                                                           ----------------------------------------------------------
                                                                     2002                  2001                  2000
                                                           --------------        --------------        --------------
                                                           $ in thousands        $ in thousands        $ in thousands
                                                           --------------        --------------        --------------
           North America                                          41,299                95,457               171,600
           Europe                                                355,682               429,000               417,100
           Africa, Asia Pacific and Australia                    156,392               199,820               250,300
           Israel                                                 32,749               110,300               131,800
           Others                                                 60,089                56,818                88,013
                                                           --------------        --------------        --------------
                                                                 646,211               891,395             1,058,813
                                                           ==============        ==============        ==============

         H.       Cost of revenues

                                                                                Year ended December 31
                                                            ----------------------------------------------------------
                                                                      2002                  2001                  2000
                                                            --------------        --------------        --------------
                                                            $ in thousands        $ in thousands        $ in thousands
                                                            --------------        --------------        --------------
           Materials and components consumed                      233,968               542,648               611,838
           Salaries, wages and employee benefits                   52,459                83,982               103,826
           Depreciation and amortization                           15,350                18,004                27,334
           Other manufacturing and other service costs             53,713                34,370                11,084
                                                            --------------        --------------        --------------

           Cost of revenues                                       355,490               679,004               754,082

           Decrease (increase) in inventories of work in
            process and finished products                          22,023               (57,422)             (105,018)
                                                            --------------        --------------        --------------

                                                                  377,513               621,582               649,064

           Provision for inventory write off
            (see also Note 20)                                      7,446                99,163                 9,322
           Royalties to the government                             10,272                14,523                20,601
                                                            --------------        --------------        --------------

                                                                  395,231               735,268               678,987
                                                            ==============        ==============        ==============

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 17 - Supplementary Financial Statement Information (cont'd)

         I.       Research and Development costs, net

                                                                                Year ended December 31
                                                               ----------------------------------------------------------
                                                                         2002                  2001                  2000
                                                               --------------        --------------        --------------
                                                               $ in thousands        $ in thousands        $ in thousands
                                                               --------------        --------------        --------------
           Expenses incurred                                         115,829               153,573               168,810
           Less - grant participations (see Note 11C)                 22,732                30,106                36,600
                                                               --------------        --------------        --------------

                                                                      93,097               123,467               132,210
                                                               ==============        ==============        ==============

         J.       Selling and marketing expenses


                                                                                Year ended December 31
                                                               ----------------------------------------------------------
                                                                         2002                  2001                  2000
                                                               --------------        --------------        --------------
                                                               $ in thousands        $ in thousands        $ in thousands
                                                               --------------        --------------        --------------
           Salaries and employee benefits                             48,795                62,311                78,210
           Agents' commissions                                        22,894                23,280                37,465
           Advertising and exhibitions                                 2,268                 2,272                 8,039
           Foreign travel                                              7,719                 7,338                15,217
           Other                                                      33,565                43,789                43,901
                                                               --------------        --------------        --------------
                                                                     115,241               138,990               182,832
                                                               ==============        ==============        ==============

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 17 - Supplementary Financial Statement Information (cont'd)

         K.       General and administrative expenses

                                                                                Year ended December 31
                                                            ----------------------------------------------------------
                                                                      2002                  2001                  2000
                                                            --------------        --------------        --------------
                                                            $ in thousands        $ in thousands        $ in thousands
                                                            --------------        --------------        --------------
           Salaries and employee benefits                          24,651                35,189                37,947
           Rent and maintenance of premises                         3,350                 2,367                 2,149
           Bad and doubtful debt expenses                       (*)50,144                20,576                11,860
           Other                                                   13,911                20,072                25,836
                                                            --------------        --------------        --------------
                                                                   92,056                78,204                77,792
                                                            ==============        ==============        ==============

           (*) See also Note 4C

         L.       Financial income, net

                                                                                Year ended December 31
                                                            ----------------------------------------------------------
                                                                      2002                  2001                  2000
                                                            --------------        --------------        --------------
                                                            $ in thousands        $ in thousands        $ in thousands
                                                            --------------        --------------        --------------
           Financial expenses:
           Interest on loans from banks and capital notes          10,036                17,975                     -
           Interest and bank charges                                3,198                 5,277                 5,988
           Exchange rate differences (see Note 1A(5))               4,480                 3,624                 3,489
           Loss on revaluation of marketable securities               661                     -                     -
                                                            --------------        --------------        --------------
                                                                   18,375                26,876                 9,477
                                                            ==============        ==============        ==============

           Financial income:
           Interest mainly on bank deposits and other
            receivables                                            20,756                24,898                14,502
           Exchange rate differences (see Note 1A(5))               3,808                 4,124                 3,295
           Gain on sale and revaluation of marketable
            securities                                                  -                 3,220                 6,536
                                                            --------------        --------------        --------------
                                                                   24,564                32,242                24,333
                                                            ==============        ==============        ==============

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 17 - Supplementary Financial Statement Information (cont'd)

         M.       Other income (expenses), net


                                                                                    Year ended December 31
                                                                     ----------------------------------------------------------
                                                                               2002                  2001                  2000
                                                                     --------------        --------------        --------------
                                                                     $ in thousands        $ in thousands        $ in thousands
                                                                     --------------        --------------        --------------
           Gain from sale of shares and issuance of new shares
             in a consolidated subsidiary (1)                               11,397                 5,144                     -
           Gain (loss) from sale of an affiliated company                        -                (7,299)                    -
           Gain on sale of "available for sale" securities                       -                     -                38,538
           Gain (loss) from sale of property and equipment, net             (3,081)               (1,521)                 (368)
           Loss from realization of investment and
            allowance for impairment of investment (2)                      (3,139)              (13,000)                 (655)
           Decline in value of convertible notes (see Note 5B)             (18,000)                    -                     -
           Other expenses, net (3)                                            (474)                 (250)               (2,675)
           Capital loss from sale of business operations (4)                     -               (17,708)                    -
           Capital gain from disposal of consolidated companies                  -                 2,433                     -
           Total other income (expenses), net                              (13,297)              (32,201)               34,840

         (1) During 2002, the Company sold 8.5% of the share capital of ECtel. As a result, the Company recognized a pre-tax gain of $
                  11.4 million. Following the sale and conversion of options, the Company's holding in ECtel decreased to 59%. The Company provided indemnification to buyers to whom it had undertaken to indemnify in the event that additional shares of ECtel were sold up to the end of 2002, at a price lower than the aforementioned transaction price.

         (2) Arising from a permanent impairment in the value of an investment. The write down is based, among other factors, on stock exchange prices, the operations of the investee and a series of other relevant considerations.

         (3) Including expenses amounting to $ 50 thousand, $ 636 thousand and $ 2,739 thousand for the years ended December 31, 2002, 2001 and 2000, respectively, deriving from selling certain trade account receivables, to unaffiliated financial institutions. During 2002, 2001 and 2000, trade accounts receivable amounting to $ 45,634 thousand, $ 67,869 thousand and $ 117,262 thousand, respectively, had been sold to the financial institutions.

         (4) During the fourth quarter of 2001, the Company completed the transaction for the sale of a division, which does not consist a segment, to a group of investors in consideration for $ 12,500 thousand. Under the agreement, all assets and liabilities of the Division were transferred, including liabilities related to employee severance agreements amounting to $ 27.5 million, serving as a cover for employee severance payments until the year 2012. (See also Note 17G).

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 17 - Supplementary Financial Statement Information (cont'd)

         N.       Supplementary Statement of Operations information


                                                                                 Year ended December 31
                                                              ----------------------------------------------------------
                                                                        2002                  2001                  2000
                                                              --------------        --------------        --------------
                                                              $ in thousands        $ in thousands        $ in thousands
                                                              --------------        --------------        --------------
           Expenses:
           Maintenance and repairs                                    7,459                 9,476                15,325
           Depreciation of property, plant and equipment             37,409                29,022                39,975
           Taxes (other than income taxes)                            2,453                 2,911                 3,466
           Rent                                                      21,200                20,244                17,103
           Advertising costs                                          2,558                 3,463                 2,936
           Royalties                                                 11,412                15,231                23,881
           Amortization of capitalized software                      19,939                20,901                 7,771

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 17 - Supplementary Financial Statement Information (cont'd)

         O.       Loss per share ("LPS")

         Following are the details of the basic and diluted LPS:

                                                                2002                                        2001
                                               -----------------------------------------   ----------------------------------------
                                                 Net loss      Number of        Loss per     Net loss       Number of       Lossper
                                                                  shares    share amount                       shares   shareamount
                                               ----------   -----------     ------------   ----------    -----------    -----------
                                                     $ in   in thousands               $         $ in    in thousands             $
                                                thousands                                   thousands
                                               ----------   -----------     ------------   ----------    -----------    -----------
           Loss for continuing operation         (77,719)       105,512           (0.74)    (350,062)         92,896         (3.77)
                                               ==========   ===========     ============   ==========    ===========   ============
           Cumulative effect of accounting
            Change, net of taxes                    (550)       105,512           (0.01)       1,703          92,896           0.02
                                               ==========   ===========     ============   ==========    ===========   ============
           Discontinued operations               (77,416)       105,512           (0.73)     (64,017)         92,896         (0.69)
                                               ==========   ===========     ============   ==========    ===========   ============
           Net loss per share                   (155,685)       105,512           (1.48)    (412,376)         92,896         (4.44)
                                               ==========   ===========     ============   ==========    ===========   ============

                                                                 2000
                                                 ----------------------------------------
                                                  Net loss       Number of       Gain per
                                                                    shares   share amount
                                                 ---------    ------------   ------------
                                                      $ in    in thousands              $
                                                 thousands
                                                 ---------    ------------   ------------
           Loss for continuing operation          (46,509)         91,824          (0.50)
                                                 =========    ============   ============
           Cumulative effect of accounting
            Change, net of taxes                  (22,109)         91,824          (0.23)
                                                 =========    ============   ============
           Discontinued operations                (22,792)         91,824          (0.27)
                                                 =========    ============   ============
           Net loss per share                     (91,410)         91,824          (1.00)
                                                 =========    ============   ============


                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------


                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------


Note 18 - Relevant Recently Enacted Accounting Standards

         A. In June 2002, the Financial Accounting Standard Board (FASB) issued SFAS 146, Accounting for Costs Associated with Exit or Disposal Activities which nullifies EITF 94-3, Liability Recognition for Certain Employee Termination Benefit and Other Exit Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). The principal difference between Statement 146 and Issue 94-3 relates to its requirements for recognition of a liability for a cost associated with an exit or disposal activity. Statement 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue 94-3, a liability for an exit cost as defined in Issue 94-3 was recognized at the date of an entity's commitment to an exit plan. SFAS 146 is required to be adopted for exit or disposal activities initiated after December 31, 2002.


         B. In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (the Interpretation), which addresses the disclosure to be made by a guarantor in its interim and annual financial statements about its obligations under guarantee. The Interpretation also requires the recognition of a liability by a guarantor at the inception of certain guarantees.

                  The Interpretation requires the guarantor to recognize a liability for the non-contingent component of the guarantee, this is the obligation to stand ready to perform in the event that specified triggering events or conditions occur. The initial measurement of this liability is the fair value of the guarantee at inception. The recognition of the liability is required even if it is not probable that payments will be required under the guarantee or if the guarantee was issued with a premium payment or as part of a transaction with multiple elements.

                  As noted above, the Company has adopted the disclosure requirements of the Interpretation (see Note 11G) and will apply the recognition and measurement provisions for all guarantees entered into or modified after December 31, 2002.

         C. In December 2002, the FASB issued SFAS 148, "Accounting for Stock Based Compensation - Transition and disclosure - an amendment of FASB Statement No. 123" (SFAS 148"). SFAS 148 permits two additional methods for entities that adopt the fair value based method of accounting for stock-based employee compensation. The statement also requires new disclosures about the ramp-up effect of stock-based employee compensation on reported results. The Statement also requires that those effects be disclosed more prominently by specifying the form, content, and location of those disclosures. The transition guidance and annual disclosure provisions of SFAS 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statement for interim periods beginning after December 15, 2002.

                  The Company has decided to continue accounting for its options in accordance with APB 25.

                  See Note 12C4 for the required annual disclosures.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------


Note 18 - Relevant Recently Enacted Accounting Standards (cont'd)

         D.       EITF 00-21 - Revenue Arrangements with Multiple Deliverables

                  In November 2002, the Emerging Task-Force issued its consensus on EITF 00-21, "Revenue Arrangements with Multiple Deliverables" ("EITF 00-21") on an approach to determine whether an entity should divide an arrangement with multiple deliverables into separate units of accounting. According to the EITF in an arrangement with multiple deliverables, the delivered item(s) should be considered a separate unit of accounting if all of the following criteria are met: (1) The delivered item(s) has value to the customer on a standalone basis, (2) There is objective and reliable evidence of the fair value of the undelivered item(s), (3) If the arrangement includes a general right of return, delivery or performance of the undelivered item(s) is considered probable and substantially in the control of the vendor. If all the conditions above are met and there is objective and reliable evidence of fair value for all units of accounting in an arrangement, the arrangement consideration should be allocated to the separate units of accounting based on their relative fair values. However, there may be cases in which there is objective and reliable evidence of the fair value(s) of the undelivered item(s) in an arrangement but no such evidence for one or more of the delivered items. In those cases, the residual method should be used to allocate the arrangement consideration. The guidance in this Issue is effective for revenue arrangements entered into in fiscal beginning after June 15, 2003. Alternatively, entities may elect to report the change in accounting as a cumulative-effect adjustment in accordance with Opinion 20. If so elected, disclosure should be made in periods subsequent to the date of initial application of this consensus of the amount of recognized revenue that was previously included in the cumulative effect adjustment. The Company is assessing the impact of the adoption of EITF 00-21 on its financial position and the results of its operations.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 19 - Acquisitions

         A.       Tadiran Telecommunications Ltd. (hereinafter "TTL")

         Effective the first quarter of 1999, ECI completed the merger with TTL (hereinafter "merger").

         The cost of the purchase totaled $403.8 million, which included cost excesses in the amount of $229.9 million, as follows:

                                                            $ in thousands
                                                            --------------

           R&D in process(*)                                       87,327
           Goodwill and intangible assets                         142,583
                                                            --------------
                                                                  229,910
                                                            =============

         (*) See Note 19E below.

         In the merger agreement, the Company undertook to indemnify the seller in respect of losses and damages incurred by the latter in respect of future taxes imposed on the Company or certain of its subsidiaries and for which a provision was not fully provided in respect thereof in the financial statements of the Company.

         B.       Wave Pacer DSL Division

         In April 2000, ECI and its subsidiary purchased WavePacer, Pulse Communications Inc.'s Digital Subscriber Line (DSL) business unit located in Herdon, Virginia, for an initial cash consideration of $62.7 million. The excess of the purchase price over the fair value of the net tangible assets amounted to $59 million, of which $20.5 million related to in-process research and development, which has been written off to the statement of income (as to the valuation of IPR&D - See Note 19E.). In 2001, management of the Company decided that the value of goodwill had been impaired and accordingly a provision was recorded for the said decline in value of the goodwill - See Note 20(2)(B).

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 19 - Acquisitions (cont'd)

         C.       WinNet Metropolitan Communication System Inc. (WinNet).

         In June 2000, a wholly owned subsidiary purchased for a total consideration of $40.5 million, all the rights in WinNet Metropolitan Communications Systems Inc., an emerging broadband wireless communications company, located in the Silicon Valley in California. In addition, the Company paid approximately an additional $ 7 million, since certain milestones stipulated in the purchase agreement were achieved during 2000. The excess of the purchase price over the fair value of the net tangible assets amounted to $ 47.6 million, of which $
         8.3 million related to in-process research development, which has been written off to the statement of income. (As to the valuation of IPR&D - See Note 19(E) below). In 2001 Management of the Company decided that in the value of goodwill had been impaired and accordingly a provision was recorded for the said decline in value of the goodwill.


         D.       Acquisition of Telrad Hawk Net-I Ltd.("NetEye")

         On October 1, 2001, ECtel, a consolidated company, acquired, from a related party, complete ownership of NetEye, including shareholders' loans. NetEye is engaged in the research, development and marketing of real time fraud management in Internet and next generation telecommunications networks. In consideration of the purchase, ECtel issued shares and options totalling $ 16,500 thousand. The transaction was accounted for by the purchase method according to Statement of Financial Accounting Standards (SFAS) No. 141 - "Business Combinations". Goodwill, in the amount of $ 16,348 thousand and other intangible assets arising from acquisition of shares of NetEye are subject to amortization in accordance with SFAS No. 142. According to the requirements of SFAS No. 142, goodwill and other intangible assets with indefinite useful lives are no longer amortized, but instead tested for impairment at least annually.

         E.       In process research and development (IPR&D)

         In process research and development was calculated in accordance with an external valuation which is based on the principles stated in SFAS 2 and its related clarifications, regarding research and development components that have not yet developed into proof of technological feasibility and for which there is no future alternative use. The calculation of the research and development stage of each R&D project included:.

         o Analysis of the completion and development stage of each R&D project.

         o Estimate of the costs required to complete the project and bring it to maturity.

         o The anticipated contribution from sale of the products being developed by the R&D project.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 20 - Restructuring, Impairment of Assets and Non-Recurring Charges

         1.       For the year ended December 31, 2002

         During the accounting period, the Company made a provision of $ 1,525 thousand for a decline in value of assets relating to land and building including in property, plant and equipment and also, wrote off $ 7,446 thousand of inventory relating to discontinued production and marketing of certain products.

         See Note 21 regarding impairment of goodwill and other intangible assets.

         2.       For the year ended December 31, 2001

         During the fiscal 2001 the Company's management had to adjust their forecast for 2001 turnover significantly, due to the sharp and unexpected decline in demand for telecommunication equipment, including the Company's products. Management therefore decided to make far-reaching cutbacks, including, among other steps, the dismissal of 1,400 employees (in addition to the 400 whose employment was terminated at the end of December 2000), representing 30% of its total work force. Also it has been decided to abandon abandoning manufacturing and marketing of certain product lines as well as marketing activities in certain geographic areas.

         Following the above-mentioned, the Company included losses in its financial statements regarding Inventory write-offs, impairment of long lived assets (mainly goodwill) and other expenses relating to restructuring (mainly severance pay), as detailed below:

         A.       Inventory write-off

         Following the adjusted budget and abandonment of products as described above, Company's management wrote off $ 99,163 thousand of inventories which, in their estimation, reflects the write-off of inventory to its fair market value.


         B.       Impairment of long-lived assets

         (1) During the second quarter of 2000, the Company acquired an activity ("Wavepacer") in the United States, which is engaged in developing products for access solutions, in the amount of $ 62.7 million (see Note 19B).

                  During 2001, material changes took place worldwide in the telecommunications market, which had far-reaching implications for the Company. Management therefore decided to halt the development activities of Wavepacer and to dismiss most of its employees.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 20 - Restructuring, Impairment of Assets and Non-Recurring Charges (cont'd)

         B.       Impairment of long-lived assets (cont'd)

                  Accordingly, the financial statements for 2001 include a loss totalling $ 35 million representing the decline in value of goodwill and other intangible assets owing to the acquisition of the above business. This figure reflects, in management's opinion, the value of assets which are not recoverable. In determining the amount of the write down, the Company followed the guidance of FAS 121 using a discounted cash flow model.


         (2) Following material changes in the operations of Enavis and their effect on the results of operations which are reflected by, inter alia, a decline of about 50% in the volume of sales as compared to sales in the past, and in light of the examination made by management of the Company of the updated business model, budgets and forecast of cash flows for the future operations of Enavis, a $ 44 million loss was recorded in the financial statements owing to a decline in the value of the goodwill of Enavis. The figure was determined according to the guidelines of SFAS 121, as stated in Note 1B.1 above.

         (3) The financial statements include losses from the decline in value of additional intangible assets and other fixed assets in the amount of $ 17.6 million.


         C.       Reorganization and spin off costs

         As part of the sharp and unexpected decline in demand for telecommunication equipment, including the Company's products, the managers of the Company as well as of the various subsidiaries made decisions with respect to business and operating plans. It was decided to stop manufacturing and developing certain products including the related costs the Company will have to pay, to dismiss employees and other expenses related to the reorganization, as follows:


                                                                                   Year ended
                                                                                  December 31
                                                                                         2001
                                                                                  -----------
                                                                                  $ thousands
                                                                                  -----------
                     Severance expenses                                                9,675
                     Rent contract expenses (*)                                        5,995
                     Consultation (legal, tax and other)                               1,475
                     Other (mainly because of cancellation of contracts)               2,236
                                                                                  -----------
                                                                                      19,381
                                                                                  ===========

         (*) From which no economic benefit is expected, due to shut down of operations.

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------


Note 20 - Restructuring, Impairment of Assets and Non-Recurring Charges (cont'd)

         C.       Reorganization and spin off costs (cont'd)

         3.       For the year ended December 31, 2000

         As part of the spin-off plan, as approved by the Board of Directors at November 7, 2000, Management of the Company as well as management of the divisions decided to prepare new operating plans for the future. Accordingly, the financial statements include losses regarding impairment of long-lived assets, costs related to reorganization (mainly termination of employees) as follows:

         A.       Restructuring and spin off expenses

                                                                                    Year ended
                                                                                   December 31
                                                                                          2000
                                                                                   -----------
                                                                                   $ thousands
                                                                                   -----------
                     Severance expenses                                                16,269
                     Rent contract expenses                                             2,012
                     Consultation (legal, tax and other)                                3,881
                     Others                                                             2,251
                                                                                   -----------
                                                                                       24,413
                                                                                   ===========

         B.       Impairment of long-lived assets

                                                                                   December 31
                                                                                          2000
                                                                                   -----------
                                                                                   $ thousands
                                                                                   -----------
                     Intangible assets of acquired company                             12,592
                     Fixed assets                                                      10,376
                                                                                   -----------
                                                                                        22,968
                                                                                   ===========

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------


Note 21 - Discontinuance of the InnoWave Segment Operations

         During the reporting period, the Company's Board of Directors decided on a plan to sell the operations of the InnoWave segment, which specializes in development of solutions for broadband wireless access to communications networks.

         Discontinuance of these operations conforms with the Company's long-term strategy to concentrate its activities on its core businesses (Inovia - which is engaged in the DSL market; and Lightscape - which develops solutions for optical networks, including Enavis - which specializes in transmission solutions), and to exit from activities which are not related to these areas.

         The Company found a purchaser for the InnoWave segment and signed a Memorandum of Understanding and intends to sign a definitive agreement shortly after the date of approval of these financial statements.

         The assets and liabilities which relate to the discontinued operations are presented in separate categories in the current assets and current liabilities sections, respectively. A loss from discontinued operations is presented in the statements of operations after the loss from continuing operations.

         The assets and liabilities of the discontinued activities on December 31, 2002 are detailed below:


                                                                             December 31
                                                                                    2002
                                                                          --------------
                                                                          $ in thousands
                                                                          --------------
           Assets relating to discontinued operations
           Trade and other receivables                                            8,883
           Inventory                                                              8,798
           Long-term receivables                                                  2,234
           Property, plant and equipment                                            733
                                                                          --------------
                                                                                 20,648
                                                                          ==============

                                                                             December 31
                                                                                    2002
                                                                          --------------
                                                                          $ in thousands
                                                                          --------------
           Liabilities relating to discontinued operations
           Trade payables                                                         2,699
           Other payables                                                         9,449
                                                                          --------------
                                                                                 12,148
                                                                          ==============

                                                                ECI Telecom Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2002
--------------------------------------------------------------------------------



Note 21 - Discontinuance of the InnoWave Segment Operations (cont'd)

         Set forth below are the results of operations of the discontinued segment

                                                                            Year ended December 31
                                                             ----------------------------------------------------------
                                                                       2002                  2001                  2000
                                                             --------------        --------------        --------------
                                                             $ in thousands        $ in thousands        $ in thousands
                                                             --------------        --------------        --------------
           Segment revenues                                         46,637               123,234               111,505
           Segment operating expenses (1)                           87,407               188,403               134,297
           Cumulative effect of an accounting
            change, net (Note 1U1)                                  36,646                    --                    --
                                                             --------------        --------------        --------------
           Results of segment activities                           (77,416)          (*) (65,169)              (22,792)
                                                             ==============        ==============        ==============

         (1) Including impairment of long-lived assets for the years ended December 31, 2002 and 2001, in the amount of $ 22,678 thousand and $ 36,980 thousand, respectively, (see note 19C).

         As a result of the decline in the first quarter of 2002 in the demand for products of InnoWave, Management updated its forecast of anticipated sales. In accordance with the provisions of SFAS 144 (see
         Note 1V), a loss was recorded from the decline in value of intangible assets in InnoWave in the amount of $ 15,835 thousand. Also as a result of the expected disposal proceeds, the Company wrote down property, plant and equipment in the amount of $ 6,843 thousand.

         (*) As of December 31, 2001, includes profit in the amount of $ 1,152 thousand derived from other discontinued operation.


Note 22 - Subsequent Event

         Subsequent the balance sheet date, the Company granted employees of certain segments the right to exchange their option warrants, convertible into shares in the "new companies", for others, convertible into shares of the Company as quoted on the stock exchange, with the addition of the relating conversion, on a date at least six months after conversion date ("the future date").

MAZARS LOGO
                                                   MAZARS PAARDEKOOPER HOFFMAN
--------------------------------------------------------------------------------


   Board of Directors
   ECI Telecom Ltd.
   P.O. Box 3083 PETAH TIKVA 49130 Israel


                                                     Amsterdam, 23 January 2003
                                                                   213845/003MK


   Dear Sirs,


   We have audited the accompanying balance sheets of ECI Telecom Holdings B.V. as of December 31, 2002, 2001 and 2000, and the related statements of income, retained earnings, and cash flows for the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ECI Telecom Holdings B.V. as of December 31, 2002, 2001 and 2000, and the results of its operations and its cash flows for the three years then ended in conformity with accounting principles generally accepted in the United States of America.

   Yours sincerely

  MAZARS PAARDEKOOPER HOFFMAN


   /s/ Jacques Noach
   --------------------
   Drs. J.D.G. Noach RA (Jacques.noach@mazars.nl)

MAZARS LOGO
                                                   MAZARS PAARDEKOOPER HOFFMAN
--------------------------------------------------------------------------------


   Board of Directors
   ECI Telecom Ltd.
   P.O. Box 3083 PETAH TIKVA 49130 Israel



                                                     Amsterdam, 23 January 2003
                                                                   007242/016MK


   Dear Sirs,


   We have audited the accompanying balance sheets of ECI Telecom B.V. as of December 31, 2002, 2001 and 2000, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ECI Telecom B.V. as of December 31, 2002, 2001 and 2000, and the results of its operations and its cash flows for the three years then ended in conformity with accounting principles generally accepted in the United States of America.

   Yours sincerely

  MAZARS PAARDEKOOPER HOFFMAN


   /s/ Jacques Noach
   --------------------
   Drs. J.D.G. Noach RA (Jacques.noach@mazars.nl)

MAZARS LOGO
                                                   MAZARS PAARDEKOOPER HOFFMAN
--------------------------------------------------------------------------------

   Board of Directors
   ECI Telecom Ltd.
   P.O. Box 3083 PETAH TIKVA 49130 Israel



                                                     Amsterdam, 23 January 2003
                                                                   005369/002MK


   Dear Sirs,


   We have audited the accompanying balance sheets of Inovia Telecoms B.V. as of December 31, 2002, 2001 and 2000, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inovia Telecoms B.V. as of December 31, 2002, 2001 and 2000, and the results of its operations and its cash flows for the three years then ended in conformity with accounting principles generally accepted in the United States of America.

   Yours sincerely

  MAZARS PAARDEKOOPER HOFFMAN


   /s/   Jacques Noach
   ---------------------
   Drs. J.D.G. Noach RA (Jacques.noach@mazars.nl)

MAZARS LOGO
                                                   MAZARS PAARDEKOOPER HOFFMAN
--------------------------------------------------------------------------------


   Board of Directors
   ECI Telecom Ltd.
   P.O. Box 3083 PETAH TIKVA 49130 Israel



                                                    Amsterdam, January 22, 2003
                                                                005988/008MK/GW


   Dear Sirs,


   We have audited the accompanying balance sheets of Lightscape Networks B.V. as of December 31, 2002, 2001 and 2000, and the related statements of income, retained earnings, and cash flows for the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lightscape Networks B.V. as of December 31, 2002, 2001 and 2000, and the results of its operations and its cash flows for the three years then ended in conformity with accounting principles generally accepted in the United States of America.

   Yours sincerely

  MAZARS PAARDEKOOPER HOFFMAN


   /s/ Jacques Noach
   --------------------
   Drs. J.D.G. Noach RA (E-mail: jacques.noach@mazars.nl)

MAZARS LOGO
                                                   MAZARS PAARDEKOOPER HOFFMAN
--------------------------------------------------------------------------------

   Board of Directors
   ECI Telecom Ltd.
   P.O. Box 3083 PETAH TIKVA 49130 Israel



                                                    Amsterdam, 23 January 2003
                                                                  005371/003MK


   Dear Sirs,


   We have audited the accompanying balance sheets of Enavis Networks B.V. as of December 31, 2002, 2001 and 2000, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Enavis Networks B.V. as of December 31, 2002, 2001 and 2000, and the results of its operations and its cash flows for the three years then ended in conformity with accounting principles generally accepted in the United States of America.

   Yours sincerely

  MAZARS PAARDEKOOPER HOFFMAN


   /s/ Jacques Noach
   --------------------
   Drs. J.D.G. Noach RA (Jacques.noach@mazars.nl)

MAZARS LOGO
                                                   MAZARS PAARDEKOOPER HOFFMAN
--------------------------------------------------------------------------------

   Board of Directors
   ECI Telecom Ltd.
   P.O. Box 3083 PETAH TIKVA 49130 Israel



                                                    Amsterdam, 23 January 2003
                                                                  005370/003MK


   Dear Sirs,


   We have audited the accompanying balance sheets of ECI NGTS B.V. as of December 31, 2002, 2001 and 2000, and the related statements of income, retained earnings, and cash flows for the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ECI NGTS B.V. as of December 31, 2002, 2001 and 2000, and the results of its operations and its cash flows for the three years then ended in conformity with accounting principles generally accepted in the United States of America.

   Yours sincerely

  MAZARS PAARDEKOOPER HOFFMAN


   /s/ Jacques Noach
   ---------------------
   Drs. J.D.G. Noach RA (Jacques.noach@mazars.nl)

MAZARS LOGO
                                                   MAZARS PAARDEKOOPER HOFFMAN
--------------------------------------------------------------------------------

   Board of Directors
   ECI Telecom Ltd.
   P.O. Box 3083 PETAH TIKVA 49130 Israel



                                                    Amsterdam, January 18, 2003
                                                                002286/011MK/GW


   Dear Sirs,


   We have audited the accompanying balance sheets of Kermadec Telecom B.V. as of December 31, 2002, 2001 and 2000, and the related statements of income, retained earnings, and cash flows for the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kermadec Telecom B.V. as of December 31, 2002, 2001 and 2000, and the results of its operations and its cash flows for the three years then ended in conformity with accounting principles generally accepted in the United States of America.

   Yours sincerely

  MAZARS PAARDEKOOPER HOFFMAN


   /s/ Jacques Noach
   --------------------

   Drs. J.D.G. Noach RA (E-mail: jacques.noach@mazars.nl)

                INDEPENDENT AUDITOR'S REPORT TO THE DIRECTORS OF
                            ECI TELECOM (UK) LIMITED



         We have audited the accompanying balance sheets of ECI Telecom (UK) Limited as of December 31, 2002 and 2001, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ECI Telecom
         (UK) Limited as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


         /s/ Blick Rothenberg
         ---------------------
                                                               27 January 2003
         Blick Rothenberg
         Chartered Accountants                                    12 York Gate
         Registered Auditors (UK)                                Regent's Park
                                                                London NW1 4QS
                                                                United Kingdom

LEO JEGARD & ASSOCIES LOGO

23, rue du Clos d'Orelans - F 9410 Fontenay sous Bois - Tel.: 33 1 48 73 69 91-
Fax: 33 1 48 75 40 43 - www.jegard.com -
                       --------------
bienvenue@jegard.com



                         1. Independent auditors' report
                         -------------------------------




         We have audited the accompanying balance sheets of ECI Telecom sarl France as of December 31, 2002, 2001 and 2000, and the related statements of income, retained earnings, and cash flows for the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ECI Telecom sarl France as of December 31, 2002, 2001 and 2000, and the results of its operations and its cash flows for the three years then ended in conformity with accounting principles generally accepted in the United States of America.


         Pierre Bernard WILLOT
         Independent Public Accountant

         January 31, 2003


         /s/ Pierre Bernard Willot

         ---------------------------

                         1. Independent auditors' report
                         -------------------------------




         We have audited the accompanying balance sheets of ECI Telecom GmbH, Oberursel/ Taunus, as of December 31, 2002 and 2001, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ECI Telecom GmbH, Oberursel/ Taunus, as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

         We have audited the segmental statements of income for the year ended December 31, 2002 as presented in note YTD of the reporting package.

         In our opinion, the segmental statement of income present fairly, in all material respects and conformity with accounting principles generally accepted in the United States of America, the results of its operations by segments for the year ended December 31, 2002.


         January 23, 2003


         KPMG

         /s/ KPMG Deutsche Trenkand-Giessellschaft AG
         --------------------------------------------

         TO THE BOARD OF DIRECTORS
         ECI TELEKOM LIMITED SIRKETI

         ANKARA



                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


         We have audited the accompanying balance sheets of ECI Telekom Ltd. Sirketi as of December 31, 2002 and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ECI Telekom Ltd. Sirketi as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


         27.01.2003

         /s/ Ibrahim Kara
         ----------------

         stamp of Denge, Ankara
         Yeminli Mali Musavirlik
         Anonim Sirkety

         Ibrahim Kara
         CPA

   MAZARS/DNEGE Ankara Yeminli Mali Musavirlik A.S:

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


         We have audited the consolidated balance sheets of ECI Telecom, Inc. and subsidiaries (the Subsidiary Parent Company), as of December 31, 2002 and 2001 and the related statements of operations and cash flows for the years then ended, included in the accompanying consolidation package, which has been prepared for consolidation purposes only. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         As indicated in note B of the notes to the financial statements, the Company, effective October 31, 2002, acquired Enavis Networks Inc., ECI Telecom-NGTS, Inc., Inovia Telecom, Inc. and Lightscapes, Inc. (the Acquired Subsidiaries). The Company has, however, omitted the balance sheets as of December 31, 2002 and the statements of operations and cash flows for the year then ended of the Acquired Subsidiaries from the consolidated balance sheet as of December 31, 2002 and the related consolidated statement of operations and cash flows for the year then ended. In order to conform with generally accepted accounting principles, in our opinion, the balance sheets as of December 31, 2002 and the operations of the Acquired Subsidiaries for the year then ended should be reflected in the consolidated statements.

         As also indicated in note B of the notes to the financial statements, the Company, effective March 31, 2001, sold Enavis Networks Division ("Enavis"). The Company has, however, omitted from the statements of operations and cash flows for the year ended December 31, 2001, the revenues and expenses of Enavis for the three months ended March 31, 2001. In order to conform with generally accepted accounting principles, in our opinion, the revenue and expenses of Enavis for the three months ended March 31, 2001 should be reflected in the statements of income and cash flows.

         In our opinion, except for the effects on the consolidated financial statements of the items indicated in the two preceding paragraphs, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ECI Telecom, Inc. and subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



         /s/ Goldstein Lewin & Co.
         -------------------------

         Boca Raton, Florida
         January 27, 2003

                          INDEPENDENT AUDITOR'S REPORT


To  the  Board  of  Directors
ECI  Telecom-NGTS,  Inc.
  and  Subsidiary
Fort  Lauderdale,  Florida


We have audited the consolidated balance sheets of ECI Telecom-NGTS, Inc. and subsidiary as of December 31, 2002 and the related consolidated statements of operations, shareholder's deficit and cash flows for the year then ended, which have been prepared for consolidation purposes only. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above are suitable for consolidation with the financial statements of ECI Telecom, Ltd.
and its subsidiaries, and the accompanying consolidated financial statements have been prepared in accordance with the group instructions.

Attention is directed to Note AI, which describes the Company's accounting and recording for the transfer of the Veraz International, Inc. disposal group.



/s/  Goldstein  Lewin  &  Co.

Boca  Raton,  Florida
January  20,  2003

         HOBERMAN, MILLER,
                 GOLDSTEIN & LESSER, P.C.
         CERTIFIED PUBLIC ACCOUNTANTS
                                                           226 WEST 26TH SREET
                                                       NEW YORK, NY 10001-6785
                                              (212) 463-0900 FAX (212)693-6452

===============================================================================


                         Independent Accountants' Report

         To Lightscape Networks Ltd.

         We have audited the accompanying special-purpose standard parent company forms, which include balance sheet information of Lightscape Networks, Inc. as of December 31, 2002, and the related income statement, changes in shareholder's equity and cash flow information for the year then ended, all expressed in U.S. dollars, as well as the accompanying related notes (hereinafter "the Forms"). These forms are the responsibility of the Company's management. Our responsibility is to express an opinion on these Forms based on our audit.

         The accompanying Forms have been prepared solely to enable Lightscape Networks, B.V. to prepare consolidated financial statements and not to report on Lightscape Networks, Inc. as a separate entity.

         Except as discussed in the following paragraph, we conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Forms are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Forms. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the forms. We believe that our audits provide a reasonable basis for our opinion.

         We were unable to obtain sufficient evidence regarding the issuance of capital stock and stock options of the Company including stock based compensation, if any.

         In our opinion, except for the omission of the information discussed in the preceding paragraph, and except for the effects of such adjustments, if any, as might have been determined to be necessary had we been able to examine evidence regarding the issuance of capital stock and stock options of the Company, the Forms referred to above present fairly, in all material respects, the financial position of Lightscape Networks, Inc. as of December 31, 2002, or the results of its operations or its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

         This reported is intended solely for the information and use of Lightscape Networks, B.V. and its auditors in the preparation of the consolidated financial statements, and should not be used for any other purposes.

         /s/ Hoberman, Miller, Goldstein & Lesser, P.C.
         ----------------------------------------------
         January 13, 2003

                                                         DELOITTE & TOUCHE LOGO

         Independent Auditors' Report


         To ECI Telecom Ltd. (hereinafter the "Parent Company") Israel


         We have audited the accompanying Consolidation Package of ECI de Mexico, S.A. de C.V. (the "Company") for the year ended December 31, 2002. All information included in the Consolidation Package is the responsibility of the Company's management. Our responsibility is to express an opinion on the Consolidation Package based on our audit. The Consolidation Package of the Company as of December 31, 2001 and for the year then ended were audited by other auditors who have ceased operations and whose report, dated January 28, 2002, expressed an unqualified opinion on the Consolidation Package and included an explanatory paragraph concerning (1) the operating and financial dependency on its parent company as its primary supplier and on TELMEX as its primary customer, and (2) failure to hold a shareholders' meeting to approve the prior year's results.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Consolidation Package is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Consolidation Package. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Consolidation Package. We believe that our audits provide a reasonable basis for our opinion.

         This Consolidation Package has been prepared in accordance with the Parent Company group consolidation instructions dated December 26, 2002, on the basis of accounting principles generally accepted in the United States of America for inclusion in the consolidated financial statements of Parent Company and is intended solely for that purpose.

         In our opinion, such Consolidation Package has been prepared in accordance with Parent Company group consolidation instructions dated December 26, 2002 and presents fairly, in all material respects, the information show therein for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

         /s/ Deloitte & Touche
         ---------------------

         Mexico, D.F.
         January 23, 2003

KPMG LOGO

    KPMG Auditores Independentes

    Mail address                 Office address                     Central tel 55 (11) 3067.3000
    Caixa Postal 2467            R. Dr. Renato Paes de Barros, 33   Fax National (11) 3079.3752
    01060-970 Sao Paulo SP       04530-904 Sao Paulo SP             International 55 (11) 3079.2916
    Brasil                       Brasil



   Independent auditors' report



         To
         ECI Telecom Ltd.


         We have audited the accompanying special purpose standard parent company forms balance sheet of ECI Telecom do Brasil Ltda. (hereinafter "the Company") as of December 31, 2002 and 2001, and the related statements of income, changes in shareholders' equity and cash flows for the years then ended, as well as the accompanying related notes (hereinafter "the forms"). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the special-purpose standard parent company forms balance sheet referrd to above present fairly, in all material respects, the financial position of ECI Telecom do Brasil Ltda. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



         January 17, 2003

         /s/ Jeremy Taylor
         -----------------

         Jeremy Taylor

                                         Partner
                                      Yoav Mark Lewis B.Com CAFTIA
                                      Chartered Accountant



                                     1. Independent auditors' report




         We have audited the accompanying balance sheets of ECI Telecom (AUS) Pty Ltd, as of December 31, 2002, 2001 and 2000, and the related statements of income, retained earnings, and cash flows for the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ECI Telecom
         (AUS) Pty Ltd, as of December 31, 2002, 2001 and 2000, and the results of its operations and its cash flows for the three years then ended in conformity with accounting principles generally accepted in the United States of America.


         /s/ Yoav Mark Lewis      3/2/03
         -------------------
         Yoav Mark Lewis
         Chartered accountant

                          INDEPENDENT AUDITOR'S REPORT



         To ECI Telecom Ltd. (hereinafter "the parent company") Israel


         We have audited the accompanying special-purpose standard parent company forms balance sheets of ECI Telecom (Philippines), Inc. as of December 31, 2002 and 2001, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the accompanying special-purpose standard parent company forms financial statements referred to above present fairly, in all material respects, the financial position of ECI Telecom (Philippines), Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


         /s/ PricewaterhouseCoopers
         --------------------------

         Makati City, Philippines
         January 27, 2003

PRICEWATERHOUSECOOPERS LETTERHEAD

                          INDEPENDENT AUDITOR'S REPORT



         To ECI Telecom Ltd. (hereinafter "the parent company") Israel


         We have audited the accompanying special-purpose standard parent company forms balance sheet of ECI Telecom (HK) Ltd. ("the Company") as of December 31, 2002 and 2001, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the special-purpose standard parent company forms financial statements referred to above present fairly, in all material respects, the financial position of ECI Telecom (HK) Ltd. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


         /s/ PricewaterhouseCoopers

         PricewaterhouseCoopers
         Certified Public Accountants
         Hong Kong, 28th January 2003

PRICEWATERHOUSECOOPERS LETTERHEAD

         January 17, 2003

         KPMG Somekh Chaikin
         Mr. Guy Anaroni / Mr. Itai Gotlib
         Certified Public Accountants (Israel)
         17 Ha'arba'a St.
         Post Office 609
         Tel Aviv, 61006
         Israel

                        Report of Independent Accountants

         We have audited the accompanying special-purpose standard ECI Telecom Ltd. forms (hereafter "the forms") for ECI Telecom Beijing Office expressed in RMB and USD as of and for the year ended December 31, 2002. The forms are the responsibility of ECI Telecom Beijing Office management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the forms are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the forms. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of financial statement on the forms. We believe that our audits provide a reasonable basis for our opinion.

         The accompanying special-purpose standard company forms have been prepared solely to enable ECI Telecom Ltd. to prepare consolidated financial statements and not to report on ECI Telecom Beijing Office as a separate entity. Accordingly, the forms are not intended to present fairly the financial position of ECI Telecom Beijing Office expressed in RMB and USD as of December 31, 2002, or the results of its operations or its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

         However, in our opinion, based on our audits, the accompanying special-purpose standard company forms for ECI Telecom Ltd. as of and for the year ended December 31, 2002 have been properly prepared, in all material respects, to give the information required to be shown in accordance with the procedures contained in the "Financial Reporting" procedures as instructed by the parent company.

         /s/ PricewaterhouseCoopers
         --------------------------
         PricewaterhouseCoopers
         Beijing, China